Exhibit 2.6

Execution Version

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

ASSET PURCHASE AGREEMENT

by and among

GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LTD.,

GLAXO GROUP LIMITED,

AND DERMAVANT SCIENCES GMBH

July 10, 2018

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

i

Table of Contents

(cont’d)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Table of Contents

		Page

13.15	Relationship	44
13.16	Execution of Agreement; Counterparts	44
13.17	No Consequential Damages	45

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

EXHIBITS

Exhibit A	Assignment and Assumption Agreement
Exhibit B	Clinical Manufacturing and Supply Agreement
Exhibit C	IND Transfer Letters
Exhibit D	Key Commercial Manufacturing and Supply Agreement Terms Exhibit E Patent Assignment Agreement
Exhibit F	Development Plan

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

v

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and dated as of July 10, 2018, by and among Glaxo Group Limited, a company incorporated under the laws of England and Wales (“GGL”), GlaxoSmithKline Intellectual Property Development Ltd., a company incorporated under the laws of England and Wales (“GIPD,” and together with GGL, “Seller Parties”) and Dermavant Sciences GmbH, a company incorporated under the laws of Switzerland (“Buyer”). Seller Parties and Buyer may each be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller Parties have developed proprietary Compounds and own and/or control certain intellectual property rights relating thereto, excluding certain Patents or other rights relating to the Lead Compound in the China Territory;

WHEREAS, Seller Parties wish to sell to Buyer and Buyer wishes to acquire from Seller Parties certain assets and liabilities related to the Compounds, all under the terms and conditions set forth herein; and

WHEREAS, Buyer wishes to obtain from GIPD a license to the Licensed Know-How, and GIPD is willing to grant such license to Buyer, all under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Cap Amount” means an amount equal to [***] of the Contingent Payment.

“Additional Compound” means the compound known as [***].

“Affiliate” means any corporation or business entity Controlled by, Controlling, or under common Control with a Party to this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Allocation” has the meaning set forth in Section 4.5(c) (Taxes and Withholding).

“Assumed Liabilities” has the meaning set forth in Section 2.3 (Assumption of Liabilities).

“Asset Transfer Plan” has the meaning set forth in Section 9.11(a) (Asset Transfer Plan).

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement among Seller Parties and Buyer in the form attached hereto as Exhibit A.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Bankruptcy Code” means Title 11, United States Code, as amended, or analogous provisions of applicable Law outside the United States.

“Business Day” means any day other than (i) a Saturday, Sunday or other day on which banks in New York, New York, Basel, Switzerland and London, England are permitted or required to close by law or regulation or (ii) the nine (9) consecutive calendar days beginning on December 24th and continuing through January 1st of each Calendar Year.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Buyer Contingent Damages Amount” has the meaning set forth in Section 11.6(c) (Determination of Amount).

“Buyer Indemnified Parties” has the meaning set forth in Section 11.2 (Indemnification by Seller Parties).

“Buyer Improvements” means any and all improvements to the Transferred IP, Buyer Patents or Buyer Know-How created, conceived or reduced to practice by Buyer, or its Affiliates, or by Third Parties acting on Buyer’s, or its Affiliates’ behalf.

“Buyer IP” means Buyer Know-How, Buyer Patents and Buyer Improvements, collectively.

“Buyer Know-How” means Know-How that is owned or Controlled by Buyer or any of its Affiliates that relates to a Compound or a Product.

“Buyer Patents” means any Patents owned or Controlled by Buyer or any of its Affiliates claiming any composition or method of making or method of use of a Compound or a Product.

“Cap” means, as of the date on which the amount of Damages which an Indemnified Party shall be entitled to be indemnified under ARTICLE 11 (Indemnification; Remedies) with respect to any claim for indemnification made hereunder is determined pursuant to Section 11.6 (Determination of Damages), an amount equal to the sum of (i) [***] of the Upfront Fee and (ii) to the extent the Contingent Payment is actually paid to Seller Parties prior to such date, the Additional Cap Amount.

“CDA” has the meaning set forth in Section 2.10 (Confidential Disclosure Agreements).

“Calendar Year” means the twelve (12) month period ending on December 31.

“CapEx Letter Agreement” has the meaning set forth in Section 9.10(b) (Commercial Manufacturing and Supply Agreement).

“[***] Agreement” means the following Task Orders under that certain [***].

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“China Territory” means, collectively, the People’s Republic of China, including Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan (as specified in the Welichem Agreement).

“Claim Notice” has the meaning set forth in Section 11.5 (Notice of Claims).

“Clinical Manufacturing and Supply Agreement” means the Clinical Manufacturing and Supply Agreement between [***] and Dermavant, to be executed at Closing, in the form attached hereto as Exhibit B.

“Clinical Trial” means any clinical investigation of a Compound or a Product (whether pre- or post- Regulatory Approval), including any study or clinical investigation required by a Regulatory Authority.

“Closing” has the meaning set forth in Section 6.1 (Closing).

“Closing Date” has the meaning set forth in Section 6.1 (Closing).

“Commercial Manufacturing and Supply Agreement” has the meaning set forth in Section 9.10 (Commercial Manufacturing and Supply Agreement).

“Commercialization” means any and all activities, whether initiated or conducted prior to or following Regulatory Approval, constituting using, marketing, promoting, distributing, offering for sale, selling and importing a Product (other than for the purposes of a Clinical Trial) in the Field in the Territory. When used as a verb, “Commercialize” means to engage in Commercialization.

“Competing Transaction” has the meaning set forth in Section 9.4 (Exclusive Dealing).

“Compound(s)” means the (i) Lead Compound, (ii) Additional Compound, and (iii) any other compound the composition of matter or chemical structure of which is specifically Covered by the Transferred Patents.

“Confidentiality Agreement” means the Confidential Disclosure Agreement, dated [***], between [***]and [***].

“Confidential Information” means, with respect to each Party, proprietary data or information that belong in whole or in part to such Party, its Affiliates or sublicensees, relating to the Compounds, this Agreement, the Other Transaction Documents and the transactions contemplated hereby and thereby, including: (i) all Transferred IP and Buyer IP, (ii) the terms of this Agreement, (iii) any information designated as Confidential Information of such Party hereunder, in all cases that is designated, marked, or described as confidential, and (iv) all other information that a reasonable person would understand to be confidential or proprietary in nature, whether or not designated, marked, or described as such. For clarity, on and after the Closing Date, all Transferred IP shall be treated as the Confidential Information of Buyer.

“Contingent Payment” has the meaning set forth in Section 4.2 (Contingent Payments).

“Contract” means any contract, agreement, lease, undertaking, indenture, commitment, loan, note, license, arrangement, understanding or other legally binding obligation, whether written or oral.

“Control” (and variations thereof) means:

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(a) with respect to any Know-How, Patents, Regulatory Documentation or other information, the possession by a Party, including its Affiliates, of the ability (without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to disclose, license, or sublicense such Know-How, Patents, Regulatory Documentation or other information without violating the terms of any Contract or other arrangement with, or necessitating the consent of, any Third Party; and

(b) as to a Person, the power to direct or cause the direction of the management and policies of such Person, whether, through the ownership of voting securities, by contract or otherwise.

“Cover” means, with respect to a particular Product and a particular Patent, that, but for rights granted to a Buyer hereunder, the making, using or selling of such Product would infringe a claim in such Patent.

“CRE Decision” has the meaning set forth in Section 3.2(b) (Post-Closing Exploitation of the Transferred Assets).

“CRE Decision Notice” has the meaning set forth in Section 3.2(b) (Post-Closing Exploitation of the Transferred Assets).

“CRE Dispute” has the meaning set forth in Section 3.2(b) (Post-Closing Exploitation of the Transferred Assets).

“Damages” has the meaning set forth in Section 11.2 (Indemnification by Seller Parties).

“Data Room” means that certain FirmEx electronic data room created by or on behalf of Seller Parties for prospective purchasers of the Transferred Assets and to which Buyer was provided access by Seller Parties, but excluding any documents placed in the FirmEx electronic data room after the date hereof.

“Deductible Amount” has the meaning set forth in Section 11.4 (Limitations on Amount).

“Dermavant Fundamental Representation” has the meaning set forth in Section 11.1 (Survival).

“Dermavant Sciences Ltd.” means Dermavant Sciences Ltd., a company organized under the laws of Bermuda and domiciled in the United Kingdom.

“Development” means all pre-clinical, clinical, CMC (chemistry, manufacturing and controls) and regulatory activities with respect to a Product in the Field in a given country or jurisdiction in the Territory prior to Regulatory Approval of such Product in such country is obtained for the indication under study. “Development” includes the preparation, filing, and maintenance of Regulatory Documentation relating to obtaining Regulatory Approval for the first time for a Product or Compound. When used as a verb, “Develop” means to engage in Development.

“Development Team” has the meaning set forth in Section 3.2(a) (Post-Closing Exploitation of the Transferred Assets).

“Development Update” has the meaning set forth in Section 3.2(a) (Post-Closing Exploitation of the Transferred Assets).

“Disclosing Party” has the meaning set forth in Section 5.1 (Confidential Information).

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Disclosure Schedule” means the disclosure schedule delivered by Seller Parties to Buyer concurrently with the execution and delivery of this Agreement.

“Encumbrance” means any license, lien, pledge, security interest, mortgage, right of first refusal or similar restriction.

“Exchange Act” has the meaning set forth in Section 9.1(c) (Information and Documents).

“Excluded Assets” has the meaning set forth in Section 2.2 (Excluded Assets).

“Excluded Claim” has the meaning set forth in Section 13.12(h) (Dispute Resolution).

“Excluded Liabilities” has the meaning set forth in Section 2.4 (Excluded Liabilities).

“Existing Regulatory Filings” means those certain INDs identified in Schedule 1.1(A).

“FDA” means the United States Food and Drug Administration, or a successor agency in the United States with responsibilities comparable to those of the United States Food and Drug Administration.

“Field” means any use or purpose, including without limitation, the treatment, palliation, and/or prevention and diagnosis of any human or animal disease, disorder or condition and agriculture use.

“Fraud” means [***].

“Fundamental Representations” has the meaning set forth in Section 11.1 (Survival).

“GIPD” has the meaning set forth in the preamble of this Agreement.

“Governmental Authorization” means any approval, consent, license, permit or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

“Governmental Body” means any multi-national, Federal, state, provincial, local, municipal, or other government authority of any nature (including any independent or government-affiliated division, subdivision, department, agency, bureau, branch, office, commission, council, court, or other tribunal).

“GSK Fundamental Representation” has the meaning set forth in Section 11.1 (Survival).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“IFRS” means the body of pronouncements issued by the International Accounting Standards Board, including International Financial Reporting Standards and interpretations approved by the International Accounting Standards Board, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee.

“IND” means (i) any investigational new drug application, as defined in 21 C.F.R. § 312.3(b) (or any successor statute or regulation, as updated from time to time) or any comparable application filed with the applicable Regulatory Authority in a given country or regulatory jurisdiction, the filing of which is necessary to commence or conduct clinical testing of a product in humans in such country or jurisdiction, and (ii) all supplements and amendments that may be filed with respect to the foregoing.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“IND Transfer Letters” means the letters set forth on Exhibit C, to be duly executed by GIPD.

“Indemnified Party” has the meaning set forth in Section 11.5 (Notice of Claims).

“Indemnifying Party” has the meaning set forth in Section 11.5 (Notice of Claims).

“Initial Public Offering” means the first underwritten public offering of common shares of Dermavant Sciences Ltd. registered under the Securities Act of 1933, as amended.

“[***]” has the meaning set forth in Section 13.12(b) (Dispute Resolution).

“Key Commercial Manufacturing and Supply Agreement Terms” means the Key Commercial Manufacturing and Supply Agreement Terms, attached hereto as Exhibit D.

“Know-How” means any non-public, proprietary technical information (including information relating to an invention), discovery, process, method, composition, formula, procedure, protocol, technique, result of experimentation or testing, data, trade secret, drawing or other know-how, whether or not patentable or copyrightable.

“Knowledge” means when used in connection with a Seller Party or Buyer, with respect to any matter in question, the actual knowledge of the officers of such Seller Party or Buyer, in each case, following reasonable inquiry as to any matter.

“Labeling” means (i) the healthcare professional information or patient information that is part of a Product’s Regulatory Approval Application or Regulatory Approval, including the package insert, medication guides, summary of product characteristics, patient information leaflets, company core safety information, and company core data sheet and (ii) any other product labeling required by applicable Law.

“Laboratory Notebooks” has the meaning set forth in Section 9.11(c) (Asset Transfer Plan).

“Law” means, with respect to a country or registrational jurisdiction in the Territory, any Federal, state, local or country constitution, law, statute, ordinance, Order, rule or regulation, including any rules, regulations, guidelines or other requirements of the U.S. Securities and Exchange Commission, the U.K. Financial Conduct Authority or any foreign counterparty of the same, and any Regulatory Authorities applicable to the Development, Manufacturing or Commercialization of a Product, that may be in effect from time to time in a country or registrational jurisdiction.

“Lead Compound” means the compound known as GSK 2894512 and formerly known as WBI- 1001.

“Liabilities” means any liabilities, obligations, debts or commitments, whether accrued or fixed, absolute or contingent, known or unknown, determined or determinable, due or to become due, or otherwise (including Taxes).

“License Grant” has the meaning set forth in Section 2.5 (License Grant).

“Licensed Know-How” means the Know-How (whether patented or not), other than the Transferred Know-How, that was actually used or generated by any Seller Party or their Affiliates in connection with the research, discovery, Seller Development and/or Manufacture of the Lead Compound or Additional Compound in the Field in the Territory prior to the Closing Date.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Manufacturing” means, as applicable, all activities associated with the production, manufacture, processing, filling, finishing, packaging, Labeling, shipping, warehousing and storage of Compounds or Products. When used as a verb, “Manufacture” means to engage in Manufacturing.

“Material Adverse Effect” means any change, circumstance or effect that is materially adverse to the Transferred Assets or the Development or the Commercialization of the Lead Compound and the Additional Compound, taken individually or together with all other changes and effects that have occurred on or prior to the date of determination of the occurrence of the Material Adverse Effect, but excluding any change, circumstance or effect caused by or relating to: (i) changes in general economic conditions, the financial markets or the pharmaceuticals industry generally; (ii) changes in applicable Law or applicable accounting principles, including IFRS, or interpretations thereof; (iii) the negotiation, execution or announcement of this Agreement or the consummation of the transactions contemplated hereby; (iv) any hurricane, tornado, flood, earthquake or other natural disaster or any act of civil unrest, war or terrorism; or

(v) any action taken by Seller Parties or their Affiliates with Buyer’s consent.

“Material Agreement” has the meaning set forth in Section 7.8 (Material Agreements).

“NDA” means a “new drug application” as such term is used under the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. 301, et. seq., as it may be amended from time to time, including all subsequent submissions, supplements and amendments thereto.

“NDA Approval” means the first approval of an NDA by the FDA of a Product that contains the Lead Compound or the Additional Compound.

“Negotiation Period” has the meaning set forth in Section 2.8 (Right of Negotiation).

“Option Period” has the meaning set forth in Section 2.8 (Right of Negotiation).

“Order” means any binding judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Body or arbitral body.

“Organizational Documents” means: (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) any similar documents adopted or filed in connection with the creation, formation or organization of a Person that is not a corporation; and (iii) any amendment to any of the foregoing.

“Other Transaction Documents” means the Assignment and Assumption Agreement and the Patent Assignment Agreement.

“Outside Date” has the meaning set forth in Section 12.1(b) (Termination Prior to Closing).

“Party” and “Parties” has the meaning set forth in the preamble of this Agreement.

“Patent Assignment Agreement” means the Patent Assignment Agreement between GIPD and Buyer in the form attached hereto as Exhibit E.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Patents” means (i) all patents and pending patent applications, including any and all provisional applications, substitutions, continuations, continuations-in-part, renewals, supplementary protection certificates, registrations, extensions, reissues, reexaminations or divisionals; (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, substitutions, provisionals, converted provisionals, and continued prosecution applications; (iii) any and all patents that have issued or in the future issue from the foregoing patents and patent applications described in clauses (i) and (ii), including utility models, petty patents and design patents and certificates of invention; (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, supplemental examinations, inter partes reviews, post- grant reviews, oppositions and other existing or future post-issuance proceedings, and extensions (including future pending or issued unexpired patent term extension or supplemental protection certificate or equivalent extension right) of the foregoing patents or patent applications described in clauses (i), (ii) and (iii); (v) any and all letters patent in the United States and all foreign countries which may be granted therefore and thereon; and (vi) all rights under the International Convention for the Protection of Industrial Property.

“Permitted Encumbrances” means Encumbrances (i) resulting from Taxes or other governmental assessments or charges which have not yet become due and payable or are being contested in good faith through proper procedures and for which appropriate reserves have been established in accordance with IFRS, (ii) that are mechanics or similar liens incurred in the ordinary course of business or (iii) with respect to the [***] Agreement, the Safety Data Exchange Agreement or the [***] Agreement, any Encumbrances reflected in the terms and conditions of such agreement.

“Person” means any individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, trust, joint venture, association, organization or other entity or Governmental Body, or any agency or political subdivisions thereof.

“Proceeding” means any action, arbitration, investigation, litigation or suit commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Product” means any and all pharmaceutical preparations containing a Compound, whether or not as the sole therapeutically active ingredient or in combination or adjunctive therapy with any other active or inactive ingredient (including any combination product), in any dosage form or formulation of delivery.

“Receiving Party” has the meaning set forth in Section 5.1(a) (Confidential Information).

“Regulatory Approval” means, in a particular country or regulatory jurisdiction, any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority or any other Governmental Body (including INDs, product approvals, pricing approvals, import permits, and, in each case any supplements and amendments thereto) necessary or useful for the testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export and sale of any compound or (bio)pharmaceutical product in a given country or regulatory jurisdiction.

“Regulatory Approval Application” means an application submitted to the appropriate Regulatory Authority seeking Regulatory Approval of a Product in a country in the Territory, including INDs and NDAs (new drug applications).

“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable supranational, national, regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Body involved in granting Regulatory Approval for a product in such country or regulatory jurisdiction, including without limitation, the FDA.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Regulatory Documentation” means any and all (i) applications, registrations, licenses, authorizations and approvals, and non-clinical and clinical study authorization applications or notifications (including all INDs, Regulatory Approval Applications, Regulatory Approvals and amendments and supplements to any of the foregoing and all supporting files, writings, data, studies and reports) prepared for submission to a Regulatory Authority or any other Governmental Body with a view to the obtaining or maintaining of any Regulatory Approval, (ii) substantive correspondence to or with the FDA, any Regulatory Authority or any other Governmental Body, (iii) pharmacovigilance databases, adverse drug experience reports and associated documents, and investigations of adverse drug experience reports, and

(iv) non-clinical, clinical and other data contained or referenced in or supporting any of the foregoing.

“Returns” shall mean any and all returns, reports, forms (including elections, declarations, amendments, claims for refund, schedules, information returns or attachments thereto) and any other documents filed or required to be filed with a Governmental Body with respect to Taxes.

“Roivant” shall mean Roivant Sciences Ltd., a company organized under the laws of Bermuda and domiciled in the United Kingdom.

“Safety Data Exchange Agreement” means that certain [***].

“Securities Act” has the meaning set forth in Section 9.1(c) (Information and Documents).

“Seller Contingent Damages Amount” has the meaning set forth in Section 11.6(c) (Determination of Amount).

“Seller Development” means all pre-clinical, clinical, CMC (chemistry, manufacturing and controls) and regulatory activities with respect to the Lead Compound or the Additional Compound in the Field in a given country or jurisdiction in the Territory conducted by Seller Parties or their Affiliates prior to the Closing.

“Seller Indemnified Parties” has the meaning set forth in Section 11.3 (Indemnification by Buyer).

“Seller Parties” has the meaning set forth in the preamble of this Agreement.

“Sublicensee” means a Buyer Affiliate or Third Party, in each case that is a sublicensee of Buyer in accordance with Section 2.6(a) (Sublicenses).

“Supply Agreements” means the Clinical Manufacturing and Supply Agreement and the Commercial Manufacturing and Supply Agreement.

“Tax” or “Taxes” means any and all taxes, assessments, levies, tariffs, duties or other charges imposed by a Governmental Body, including all federal, state, territory, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, sales, use, Value Added Tax, ad valorem, occupation, property, excise, severance, windfall profits, stamp, license, payroll, employment, unemployment, disability, social security, withholding, escheat, environmental, customs duty, estimated and other taxes, assessments, charges duties, fees, levies or other governmental charges imposed by any Governmental Body of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), together with any penalties and interest and any additional amounts with respect thereto and shall include any Liability for such amounts as a result of (i) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (ii) a contractual obligation to indemnify any Person or other entity.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Territory” means worldwide; provided, however, that, with respect to the Lead Compound, the Territory excludes the China Territory.

“Third Party” means a Person who or which is neither a Party nor an Affiliate of a Party.

“Third Party Claim” means all demands, claims, actions and Proceedings by a Third Party or Liability to a Third Party (in each case, whether criminal or civil, in contract, tort or otherwise) for Damages related to such demand, claim, action or Proceeding.

“Transfer Completion Notice” has the meaning set forth in Section 9.11(a) (Asset Transfer Plan).

“Transfer Confirmation Notice” has the meaning set forth in Section 9.11(a) (Asset Transfer Plan).

“Transfer Deficiency Notice” has the meaning set forth in Section 9.11(a) (Asset Transfer Plan).

“Transfer Tax” has the meaning set forth in Section 4.5(b) (Taxes and Withholding).

“Transferred Assets” has the meaning set forth in Section 2.1 (Purchase and Sale of Assets).

“Transferred IP” means, collectively, the Transferred Patents and the Transferred Know-How.

“Transferred Know-How” means (i) the Know-How listed on Schedule 1.1(B); provided, that Seller Parties shall have the right to (and will upon the reasonable request of Buyer) modify Schedule 1.1(B) prior to Closing only to include any additional Transferred Know-How, (ii) the Know-How transferred pursuant to the terms of the Asset Transfer Plan and (iii) all other Know-How that is owned by any Seller Party or their Affiliates that is [***] the Seller Development and Manufacture of [***] in the Field in the Territory, but in each case, with respect to clause (iii), excluding any Know-How contained within the Transferred Patents. For clarity, “Transferred Know-How” includes any Know-How acquired by any Seller Party or their Affiliates pursuant to the Welichem Agreement.

“Transferred Patents” means the [***].

“Transferred Records” means all books, records and recorded information maintained by Seller Parties or any of their Affiliates (including any copies (electronic or otherwise) thereof) as of the Closing Date relating [***] to the Lead Compound, Additional Compound or the Transferred Assets, including those listed on Schedule 1.1(D); provided, that Seller Parties shall have the right to (and will upon the reasonable request of Buyer) modify Schedule 1.1(D) prior to Closing only to include any additional Transferred Records.

“Transferred Regulatory Documentation” means (i) all Existing Regulatory Filings and (ii) all other Regulatory Documentation owned by any Seller Party or any of their Affiliates (including any copies (electronic or otherwise) thereof) that was acquired, developed, compiled, collected or generated in connection with the Lead Compound or the Additional Compound.

“United States” means the fifty (50) states of the United States of America, the District of Columbia and the territories and possessions of the United States of America.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Upfront Fee” has the meaning set forth in Section 4.1 (Upfront Fee).

“Value Added Tax” or “VAT” means the tax imposed by Council Directive 2006/112/EC of the European Community and any national legislation implementing that directive together with legislation supplemental thereto and in particular, in relation to the United Kingdom, the tax imposed by the Value Added Tax Act of 1994 or other tax of a similar nature imposed elsewhere instead of or in addition to value added tax; and outside the European Union (and including the United Kingdom in the event that the United Kingdom ceases to be a member of the European Union during the term of this Agreement), any tax corresponding to, or substantially similar to, the common system of value added tax referred to in this definition, excluding any Tax imposed on or with respect to the income of any of Seller Parties.

“Welichem” means Welichem Biotech Inc., a company incorporated under the Laws of British Columbia.

“Welichem Agreement” means that certain Asset Purchase Agreement, dated May 29, 2012, by and between GGL and Welichem, as amended by Amendment Number One to Asset Purchase Agreement, dated August 31, 2012.

“Welichem Milestone Payments” means the milestone payments set forth in Sections 8.1(a)–(h) of the Welichem Agreement.

ARTICLE 2

PURCHASE AND SALE; LICENSE

2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller Parties shall, and shall cause each of their respective Affiliates to, sell, convey, assign, transfer and deliver to Buyer free and clear of all Encumbrances (other than Permitted Encumbrances), and Buyer shall purchase and acquire from Seller Parties and their respective Affiliates, all of Seller Parties’ and their respective Affiliates’ right, title and interest in and to the following (the “Transferred Assets”):

(a) all Transferred IP;

(b) the Transferred Regulatory Documentation;

(c) the Transferred Records;

(d) the [***] Agreement;

(e) the Welichem Agreement;

(f) the Safety Data Exchange Agreement; and

(g) all rights, claims, causes of action, guarantees, warranties and indemnities of any Seller Party and any of their respective Affiliates related to any Transferred Assets or Assumed Liabilities (other than those identified in Section 2.2(d) (Excluded Assets) as Excluded Assets).

2.2 Excluded Assets. From and after the Closing, Seller Parties and their Affiliates shall retain all of their existing right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to Buyer and its Affiliates hereunder, and the Transferred Assets shall not include, the following (collectively, the “Excluded Assets”):

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(a) all rights of Seller Parties under this Agreement;

(b) any compound not embodied in the Transferred Patents and any intellectual property and/or Know-How not included in the Transferred IP, including the Licensed Know-How;

(c) any Patents or Patent rights covering the China Territory with respect to the Lead Compound, except for Patents explicitly included as Transferred Patents;

(d) all rights, claims, causes of action, guarantees, warranties and indemnities of any Seller Party and any of their respective Affiliates related to any Excluded Asset or Excluded Liability, including, with respect to periods prior to the Closing Date, all rights, claims and causes of action under the [***] Agreement, the Safety Data Exchange Agreement and the Welichem Agreement; and

(e) all books and records other than the Transferred Records.

2.3 Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer shall assume, effective as of the Closing Date, and from and after the Closing Date, Buyer shall pay, perform and discharge when due, the following Liabilities (the “Assumed Liabilities”):

(a) to the extent arising on or after the Closing Date, any Liabilities under the [***] Agreement, the Safety Data Exchange Agreement and the Welichem Agreement (including all obligations with respect to payment of the Welichem Milestone Payments); and

(b) all Liabilities of whatever kind and nature arising out of or relating to the ownership, sale, distribution or use of any of the Transferred Assets on or after the Closing Date; provided, notwithstanding the foregoing, that with respect to personal injury, death or property damage, “Assumed Liabilities” shall be limited to personal injury, death or property damage resulting from the Development, Manufacture (except to the extent of Manufacture by Seller Parties or their Affiliates pursuant to the Supply Agreements) or Commercialization of any Compound or Product arising after the Closing.

2.4 Excluded Liabilities. Notwithstanding anything set forth herein to the contrary, at the Closing, Buyer shall not assume, nor have any obligation to pay, perform or discharge, any Excluded Liability. All Excluded Liabilities shall be retained by and remain Liabilities of Seller Parties. The term “Excluded Liabilities” shall mean:

(a) any Liability relating to or arising out of the Excluded Assets;

(b) to the extent arising prior to the Closing Date, any Liability under the [***] Agreement, the Safety Data Exchange Agreement and the Welichem Agreement;

(c) all Liabilities arising out of or relating to the ownership, sale, distribution or use of any of the Transferred Assets prior to the Closing Date; and

(d) all Liabilities for Taxes of Seller Parties and any Taxes otherwise imposed on or with respect to Transferred Assets for any tax period (or portion thereof) ending on or prior to the Closing Date.

2.5 License Grant. Subject to the terms and conditions of this Agreement, effective as of the Closing Date, GIPD hereby grants to Buyer a nonexclusive, irrevocable license, with the right to sublicense (including through multiple tiers), under the Licensed Know-How to research, develop, make, have made, use, sell, have sold, import and export Products in the Field in the Territory (collectively, the “License Grant”).

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

2.6 Sublicenses.

(a) Right to Sublicense. Buyer shall have the right to sublicense the rights granted to it under Section 2.5 (License Grant) without the prior written consent of Seller Parties, including through multiple tiers. Buyer shall remain responsible for the performance of its Affiliates and Sublicensees under this Agreement, including for all payments due hereunder, whether or not such payments are made by Buyer, its Affiliates or its Sublicensees.

(b) Sublicense Terms. Each sublicense granted by Buyer under this Agreement shall be subject and subordinate to the terms and conditions of this Agreement and shall contain terms and conditions consistent with those in this Agreement, including a requirement that such Sublicensee comply with the confidentiality and non-use provisions of ARTICLE 5 (Confidentiality) with respect to the Parties’ Confidential Information.

2.7 No Other Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest or other right in any Know-How or Patents of the other Party, including items owned, Controlled or developed by any Party, or provided by a Party to the receiving Party at any time pursuant to this Agreement.

2.8 Right of Negotiation. At any time prior to the earlier of (i) [***] of the Closing Date and (ii) the first commercial sale of a Product in [***], within [***] of entering into any substantive discussions or negotiations with any Third Party with respect to the grant by Buyer or an Affiliate to such Third Party of an exclusive license to develop and commercialize any Product in [***], Buyer shall negotiate in good faith with Seller Parties for [***] (the “Option Period”) with respect to the acquisition by Seller Parties (or an Affiliate of Seller Parties) of an exclusive license to develop and commercialize such Product in the over-the-counter market on principal terms acceptable to Seller Parties and Buyer. If, during the Option Period, Seller Parties choose not to pursue such exclusive license from Buyer or its Affiliate with respect to any Product or, during such Option Period, Seller Parties and Buyer are not able to mutually agree on the principal terms of such license, Buyer shall not be barred by this Section 2.8 (Right of Negotiation) from granting a license to develop and commercialize such Product in [***] to any Third Party. If, during the Option Period, Buyer and Seller Parties determine that Buyer is willing to grant, and Seller Parties are willing to accept, a license to develop and commercialize any Product in [***] on principal terms acceptable to Buyer and Seller Parties, as reflected by Buyer and Seller Parties entering a signed term sheet, the Parties shall negotiate exclusively in good faith for [***] (the “Negotiation Period”) for the purpose of entering into a separate license, development and commercialization agreement with respect to the license to develop and commercialize such Product in [***] on terms acceptable to the Parties, acting reasonably; provided, that if Buyer and Seller Parties are unable to agree on the form of, and enter into such definitive agreement, within the Negotiation Period, Buyer shall not be barred by this Section 2.8 (Right of Negotiation) from granting a license to develop and commercialize such Product in [***] to any Third Party. If Buyer is permitted to grant a license to develop or commercialize a Product in [***] to a Third Party pursuant to this Section 2.8 (Right of Negotiation) but does not grant such a license to develop or commercialize such Product in [***] to any Third Party within [***] after the end of the Option Period, Buyer shall not enter into and continue negotiations with any Third Party with respect to such a license without again complying with this Section 2.8 (Right of Negotiation).

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

2.9 Exclusivity.

(a) Until the date that is [***] following the date that Seller Parties and their Affiliates cease all Manufacturing of Product for Buyer, its Affiliates and its and their respective licensees and sublicensees, in each case other than as a result of termination of Manufacturing for cause by any such Person, neither Seller Party shall, and each shall cause its Affiliates not to, (i) directly or indirectly or (ii) license, authorize, appoint or otherwise enable any Third Party to, Manufacture, in any country or jurisdiction in the Territory, any [***] other than pursuant to any agreement entered into between Seller Parties or their Affiliates and Buyer or its Affiliates.

(b) For the period from the Closing Date until the earlier of (i) entry of a Third Party generic competitor to a Product containing the Lead Compound and (ii) [***] after the Closing Date, neither Seller Party shall, and each shall cause its Affiliates not to, (i) directly or indirectly or (ii) license, authorize, appoint or otherwise enable any Third Party to Commercialize, in any country or jurisdiction in the Territory, any [***] other than pursuant to any agreement entered into between Seller Parties or their Affiliates and Buyer or its Affiliates; provided, that if Buyer or its Affiliates has not submitted an NDA for a Product containing the Lead Compound within [***] of the Closing Date, the restriction in this Section 2.9(b) (Exclusivity) shall terminate on the date that is [***] following the Closing Date.

(c) Nothing in this Section 2.9 (Exclusivity) shall prohibit Seller Parties from (i) Commercializing Coal Tar in any country or jurisdiction in the Territory or (ii) Manufacturing, Developing, or Commercializing [***] if Seller Parties obtain rights to do so from Buyer pursuant to Section 2.8 (Right of Negotiation) hereof.

2.10 Confidential Disclosure Agreements. From and after the Closing, Seller Parties shall request that each Person who has entered into a confidentiality agreement with a Seller Party (or any of their Affiliates) in connection with any transaction involving the acquisition or purchase of all or any portion of the Transferred Assets (a “CDA”) return to Seller Parties or their applicable Affiliates any documents, files, data or other materials constituting or incorporating Confidential Information provided to such Person under such CDA. Seller Parties shall confirm in writing to Buyer that Seller Parties or their applicable Affiliates have made all such requests. Upon the written request of Buyer, Seller Parties shall take all actions reasonably requested by Buyer to enforce the rights of Seller Parties (or their applicable Affiliates) under any CDA. Buyer shall reimburse Seller Parties for any documented out-of-pocket expenses incurred in connection with the enforcement of such rights pursuant to this Section 2.10 (Confidential Disclosure Agreements). Seller Parties agree not to release any Third Party from, or waive or amend any provision of, any CDA.

ARTICLE 3

DEVELOPMENT, COMMERCIALIZATION, MANUFACTURING

3.1 Responsibility. Subject to the Supply Agreements and the other terms of this Agreement, including Seller Parties’ compliance with their obligations under Section 13.4 (Further Assurances) hereof, as of Closing, Buyer shall be solely responsible for all Development, Manufacturing and Commercialization of the Compounds and Products in the Field in the Territory, including all costs and expenses related thereto.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

After Closing, Buyer shall be solely responsible for all interactions and communications with Regulatory Authorities, and all Regulatory Approval Applications and Regulatory Approvals with respect to the Compounds and Products. All Regulatory Documentation (including all Regulatory Approvals) generated by Buyer or on its behalf with respect to the Compounds and Products shall be owned by, and shall be the sole property and held in the name of Buyer or its designee.

3.2 Post-Closing Exploitation of the Transferred Assets.

(a) [***]

(b) [***]

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

[***]

3.3 Compliance with Laws. Prior to NDA Approval, Buyer shall, and shall cause its Affiliates to, conduct activities under this Agreement and with respect to the Development of the Compounds and Products in a good scientific manner and comply in all material respects with applicable Laws, including anti-corruption laws. Neither Buyer nor any of its Affiliates has, or will, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage, or improperly assisting Buyer, any of its Affiliates or Seller Parties in obtaining or retaining business, or in any way with the purpose or effect of public or commercial bribery. Buyer warrants that it has taken reasonable measures to prevent subcontractors, agents or any other Third Parties, subject to its control or determining influence, from doing so. For the avoidance of doubt, this includes facilitating payments which are unofficial, improper, small payments or gifts offered or made to government officials to secure or expedite a routine or necessary action to which any Party is legally entitled.

3.4 Additional Compliance. Prior to NDA Approval, in connection with the Development of the Compounds and Products, Buyer shall, and shall cause its Affiliates to, comply in all material respects with applicable Laws with respect to child labor, forced labor, unsafe working conditions, and workplace discrimination (including, consistent with applicable Laws, on the basis of race, religion, disability, gender, sexual orientation or gender identity). Buyer shall, and shall cause its Affiliates to, comply in all material respects with applicable Laws with respect to minimum wage, legally mandated benefits, working hours and other employment rights in the countries in which it operates.

3.5 Third Parties. Buyer and its Affiliates shall be entitled to utilize the services of Third Parties, including Third Party contract research organizations and service providers to perform their respective Development obligations under this Agreement; provided, that Buyer shall remain at all times fully liable for its responsibilities under this Agreement. Any agreement with a Third Party to perform Buyer’s Development obligations under this Agreement shall be consistent with Buyer’s obligations under this Agreement.

ARTICLE 4

FINANCIAL PROVISIONS

4.1 Upfront Fee. Subject to the terms and conditions hereof, in consideration of the purchase and sale of the Transferred Assets, on the Closing Date, Buyer shall pay to an entity designated by Seller Parties a payment of one hundred and fifty million Pounds Sterling (£150,000,000) (the “Upfront Fee”).

4.2 Contingent Payments. Buyer shall pay to an entity designated by Seller Parties a one-time, non-refundable and non-creditable fee of one hundred million Pounds Sterling (£100,000,000) (the “Contingent Payment”) upon the first occurrence of an NDA Approval. For clarity, the Contingent Payment shall be payable only once, upon the first achievement of the first NDA Approval by a Product containing the Lead Compound or the Additional Compound, and shall not be payable for any subsequent NDA Approval by a Product containing the Lead Compound, Additional Compound or any other Product. Such payment will be due and payable within seventy (70) days after the achievement of NDA Approval by or on behalf of Buyer.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

4.3 Payments; Currency. Except as otherwise provided in this Agreement, all payments due to Seller Parties hereunder shall be made in Pounds Sterling by wire transfer of immediately available funds to such account or accounts as are specified by Seller Parties.

4.4 Late Payments. If Buyer shall fail to make any payment pursuant to this Agreement when due, simple interest shall thereafter accrue on the sum due to Seller Parties until the date of payment at the per annum rate of [***] over the then-current prime rate reported in The Wall Street Journal or the maximum rate allowable by applicable Laws, whichever is lower.

4.5 Taxes and Withholding.

(a) If Laws require that Taxes be withheld with respect to any payments by Buyer to Seller Parties under this Agreement, Buyer will: (a) deduct those Taxes from the remittable payment, (b) pay the Taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of Tax payment to Seller Parties on a timely basis following that Tax payment. To the extent that amounts are so withheld and paid to the proper taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Persons with respect to whom such amounts were withheld; provided, that if the payer shall have assigned or novated the benefit in whole or in part of this agreement, or shall, after the date of this agreement, have changed its tax residence or the permanent establishment to which the rights under this agreement are allocated, then the liability of the payee under this Section 4.5(a) shall be limited to that (if any) which it would have been had no such assignment, novation or change taken place. Each Party agrees to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect. The Parties shall discuss and cooperate regarding applicable mechanisms for minimizing such Taxes to the extent possible in compliance with applicable Law. In addition, the Parties shall cooperate in accordance with applicable Law to minimize indirect Taxes (such as Transfer Tax, sales Tax, consumption Tax and other similar Taxes) in connection with this Agreement.

(b) [***] of any transfer, stamp, sales, use, or similar Taxes or obligations, except any Value Added Tax (“Transfer Tax”) imposed on or with respect to the transactions under this Agreement. Each Party shall cooperate with the other to file any Returns (as required to be filed under applicable Law) with respect to such Transfer Taxes. Notwithstanding anything else in this provision, each Party shall be solely responsible for the payment of all Taxes imposed on its share of income (however denominated) or gain arising directly or indirectly from the activities of the Parties under this Agreement. [***].

(c) No later than [***] after the Closing Date, Buyer shall prepare and deliver to Seller Parties, for Seller Parties’ review and approval, a schedule allocating the sum of the Upfront Fee, Assumed Liabilities and any other relevant items (such as capitalizable costs) among the Transferred Assets as of the Closing Date for Tax purposes in accordance with applicable Law (the “Allocation”). The Parties agree that the Allocation shall reflect the relative fair market values of the Transferred Assets. The Parties shall use good faith efforts to resolve any dispute regarding preparation of the Allocation. The Parties agree to report (and to cause its Affiliates to report) the transactions contemplated by this Agreement in a manner

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

consistent with applicable Law and with the terms of this Agreement, including the Allocation, and agree not to take any Tax position inconsistent therewith in any Return, in any Tax refund claim, in any Proceeding or otherwise, unless otherwise required pursuant to a determination by a Governmental Body of competent jurisdiction. Each Party shall cooperate to revise the Allocation to take into account any amount that Buyer pays to Seller Parties following the Closing Date in connection with this Agreement in a manner consistent with applicable Law.

ARTICLE 5

CONFIDENTIALITY

5.1 Confidential Information.

(a) From and after Closing, all Confidential Information disclosed by a Party (together with its Affiliates, the “Disclosing Party”) to a receiving Party (together with its Affiliates, the “Receiving Party”) shall be used by the Receiving Party solely in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the Receiving Party, and shall not otherwise be disclosed by the Receiving Party to any other Person, firm or agency, governmental or private (other than a Party’s Affiliates), without the prior written consent of the Disclosing Party, except to the extent that the Confidential Information (as determined by competent documentation):

(i) was known or used by the Receiving Party prior to its date of disclosure to the Receiving Party;

(ii) either before or after the date of the disclosure to the Receiving Party, is lawfully disclosed to the Receiving Party by sources (other than the Disclosing Party) not known by the Receiving Party to be subject to a duty of confidentiality to the Disclosing Party with respect to such Confidential Information;

(iii) either before or after the date of the disclosure to the Receiving Party, becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business) through no fault or omission on the part of the Receiving Party or its Affiliates; or

(iv) is independently developed by or for the Receiving Party without reference to or reliance upon the Confidential Information.

(b) Subject to Section 5.2 (Required Disclosures) and Section 5.3 (Permitted Disclosures), each of Buyer and Seller Parties acknowledges that the Confidentiality Agreement shall continue in full force and effect until the Closing and, effective upon the Closing, the Confidentiality Agreement shall terminate. Buyer and Seller Parties further acknowledge that the terms and conditions set forth in Section 5.2 (Required Disclosures) and Section 5.3 (Permitted Disclosures) shall modify and supersede, as applicable, any conflicting terms and conditions contained in the Confidentiality Agreement.

5.2 Required Disclosures. Section 5.1 (Confidential Information) shall not preclude the Receiving Party from disclosing Confidential Information to the extent the Receiving Party reasonably concludes, after consultation with counsel, that the disclosure of such Confidential Information is necessary (a) to comply with applicable Laws or any Order, including complying with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations of the U.K. Financial Conduct Authority or other applicable securities Laws, (b) to defend or prosecute litigation or to comply with governmental regulations, (c) in connection with the filing of Regulatory Documentation in order to

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

obtain or maintain Regulatory Approvals or (d) in connection with any filing with a Governmental Body with respect to a Patent; provided that, unless prohibited by applicable Laws or any Order, the Receiving Party provides prior written notice of such disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

5.3 Permitted Disclosures. The Parties each agree that that they shall provide Confidential Information received from the other Parties only (a) to their respective directors, officers, employees, consultants, attorneys, vendors, suppliers, contractors, collaborators and advisors who have a need to know for the Development, Manufacture, and Commercialization of Products in accordance with this Agreement, prosecution and maintenance of the Transferred Patents and Buyer Patents or to enforce or exercise rights under this Agreement, including in connection with Regulatory Approval Applications and obtaining Regulatory Approvals or (b) to actual or potential investors, acquirers, licensees/sublicensees and other financial or commercial partners who need to know such Confidential Information in connection with their evaluating or carrying out an actual or potential investment, acquisition, collaboration, public offering, merger or other similar transaction, in each case relating at least in part to the Transferred Assets; provided, that in the case of either (a) or (b), (i) such Third Parties are bound by confidentiality obligations at least as strict as this ARTICLE 5 (Confidentiality) (except to the extent that a shorter confidentiality period is customary in the industry) and (ii) the Party disclosing such other Party’s Confidential Information remains liable for the compliance of such Third Parties with such obligations.

5.4 Publication. From and after the Closing, Buyer shall have the sole right to submit publications and other forms of public disclosure such as abstracts and presentations, of results of clinical studies carried out by or on behalf of Buyer under this Agreement or carried out by or on behalf of Seller Parties regarding the Compounds or Products prior to the Closing Date. Neither Seller Parties nor their Affiliates shall make any publications or other public disclosure regarding the Compounds or Products after the date hereof.

ARTICLE 6

CLOSING

6.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Sidley Austin LLP located at One South Dearborn Street, Chicago, Illinois 60603 (or via the electronic exchange of executed versions of the agreements and other closing deliverables contemplated hereby via facsimile or via email by ..pdf), commencing at 10:00 a.m. local time on the third (3rd) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (other than conditions with respect to actions each Party will take at the Closing), or such other date as Buyer and Seller Parties may mutually determine (the “Closing Date”).

6.2 Closing Deliveries.

(a) At the Closing, Seller Parties shall deliver, or cause to be delivered, to Buyer each of the following:

(i) Assignment and Assumption Agreement, duly executed by Seller Parties;

(ii) Patent Assignment Agreement, duly executed by Seller Parties;

(iii) Clinical Manufacturing and Supply Agreement, duly executed by GlaxoSmithKline Trading Services Limited;

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(iv) the consents set forth on Schedule 10.1(e); and

(v) Officer’s Certificate of each Seller Party, dated as of the Closing Date, signed by a duly authorized officer of each Seller Party, certifying that the conditions specified in Sections 10.1(a) (Accuracy of Representations) and 10.1(b) (Seller Parties’ Performance) have been fulfilled.

(b) At the Closing, Buyer shall deliver, or cause to be delivered, to Seller Parties each of the following:

(i) Assignment and Assumption Agreement, duly executed by Buyer;

(ii) Patent Assignment Agreement, duly executed by Buyer;

(iii) Clinical Manufacturing and Supply Agreement, duly executed by Buyer;

(iv) Officer’s Certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer, certifying that the conditions specified in Sections 10.2(a) (Accuracy of Representations) and 10.2(b) (Buyer’s Performance) have been fulfilled; and

(v) by wire transfer to an account specified by Seller Parties no later than [***] prior to the Closing Date, in immediately available funds, the Upfront Fee.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Except as otherwise set forth in the Disclosure Schedule, Seller Parties represent and warrant to Buyer as follows:

7.1 Incorporation and Good Standing. Each Seller Party is duly organized, validly existing, and in good standing under the Laws of England and Wales, with full corporate power and authority to conduct its business with respect to the Transferred Assets as it is now being conducted.

7.2 Authority; Enforceability; No Conflict.

(a) Each Seller Party has the requisite corporate power and authority to enter into this Agreement and the Other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Other Transaction Documents by each Seller Party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by such Seller Party. This Agreement has been duly executed and delivered by each Seller Party and, upon the execution and delivery by such Seller Party of the Other Transaction Documents, assuming the due authorization, execution and delivery of this Agreement and the Other Transaction Documents by Buyer, this Agreement and the Other Transaction Documents will constitute the legal, valid and binding obligations of such Seller Party, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether considered in a proceeding in equity or at law.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby by any Seller Party will: (i) violate any provision of the Organizational Documents of any such Seller Party; (ii) violate any Law applicable to any such Seller Party or the transactions contemplated hereby; or (iii) subject to obtaining the consents set forth in Schedule 10.1(e), will result in the breach or violation of, or constitute a default under, any Material Agreement, except in the case of clauses (ii) and (iii) for such violation, breach or default that would not reasonably be expected to have a Material Adverse Effect.

(c) Except for any filings that may be required to comply with the HSR Act, the IND Transfer Letters and any filing required to transfer the INDs included in the Existing Regulatory Filings, each Seller Party is not and will not be required to give any notice to any Governmental Body or obtain any Governmental Authorization in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby, except for such notices, approvals, consents or authorizations which have been obtained or made or which, if not obtained or made, would not reasonably be expected to prevent, delay or otherwise interfere with the consummation or performance of any of the transactions contemplated hereby.

(d) Since [***] and through the date hereof, except for the cessation of the development program of Seller Parties with respect to the Lead Compound and the Additional Compound, there has not been any event, occurrence or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

7.3 No Proceeding. There is no pending Proceeding that has been commenced (a) relating to the Transferred Assets, or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the Other Transaction Documents, and, to the Knowledge of Seller Parties, no such Proceeding has been threatened. No Proceeding by Seller Parties against any Third Party relating to the Transferred Assets is currently pending or threatened by Seller Parties.

7.4 Intellectual Property.

(a) To Seller Parties’ Knowledge, the Transferred Patents are valid and enforceable. None of the Transferred Patents is the subject of any Order or any Contract to which Seller Parties or any of their Affiliates is a party restricting the use or licensing thereof by Seller Parties. No Proceeding is pending or, to Seller Parties’ Knowledge, threatened against any Seller Party that challenges the legality, validity, enforceability, use or ownership of any of the Transferred Patents. The Seller Parties have not taken any action, or failed to take any action, that could reasonably be expected to result in the abandonment, cancellation or forfeiture of any of the Transferred Patents (including the failure to pay any filing or renewals fees).

(b) No Seller Party has assigned, transferred, conveyed, granted or encumbered its right, title and interest in the Transferred IP or the Licensed Know-How that conflicts with any rights granted to Buyer hereunder.

(c) To Seller Parties’ Knowledge, no Third Party has interfered with, infringed upon or misappropriated any Transferred IP.

(d) The Transferred Patents are the only Patents owned or Controlled by Seller Parties or their Affiliates that Cover the Lead Compound and the Additional Compound.

(e) Seller Parties have not received written notice from any Third Party that the use of the Transferred IP infringes or misappropriates the intellectual property of any Third Party, and there are no Proceedings pending, or to Seller Parties’ Knowledge, threatened in writing, alleging any such infringement or misappropriation. To Seller Parties’ Knowledge, the Seller Development with respect to the Lead Compound and the Additional Compound has not infringed or misappropriated the intellectual property of any Third Party.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

7.5 Title to Assets. Seller Parties have good and transferable title to each of the Transferred Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

7.6 Sufficiency of Assets; Other Development. Other than (i) the assets used in connection with the Supply Agreements, (ii) all books and records and contractual rights included in the Excluded Assets, (iii) all Regulatory Approvals or permits held by Seller Parties or their respective Affiliates, other than the Regulatory Approvals included in the Transferred Regulatory Documentation, (iv) the assets used by Seller Parties and their respective Affiliates in research and development activities generally, and not used exclusively with respect to the Lead Compound and the Additional Compound, and (v) the assets used in the operation of the business of Seller Parties and their respective Affiliates generally, and not used exclusively with respect to the Lead Compound and the Additional Compound, the Transferred Assets and the Licensed Know-How constitute all of the assets and rights specific to the Lead Compound and the Additional Compound that were utilized by Seller Parties and their Affiliates in the development program for the Lead Compound and the Additional Compound undertaken by Seller Parties and their Affiliates prior to the Closing Date. Other than relating to the Lead Compound and the Additional Compound, as of the date hereof, neither Seller Parties nor their Affiliates have identified [***] as a candidate for clinical development. For clarity, the forgoing limitations contained in clauses (i) through (v) above are not intended to, and do not, limit the scope of the Transferred Assets or Licensed Know-How.

7.7 Regulatory.

(a) The Existing Regulatory Filings constitute all of the Regulatory Approvals with respect to the Lead Compound and the Additional Compound that have been granted to or in the name of any Seller Party or any of their Affiliates on or prior to the Closing Date. No Seller Party or Affiliate of any Seller Party has received any written notice from the FDA or any other Governmental Body of, and, to Seller Parties’ Knowledge, there are no circumstances currently existing that would reasonably be expected to lead to, any loss of or refusal to renew any Existing Regulatory Filings or result in an investigation, corrective action or enforcement action by the FDA or any other Governmental Body with respect to the Lead Compound and the Additional Compound. Each of Seller Parties and their Affiliates are in compliance in all material respects with all applicable Laws applicable to the Lead Compound and the Additional Compound and the Transferred Assets during the conduct of the development program for the Lead Compound and the Additional Compound undertaken by Seller Parties and their Affiliates prior to the Closing Date, including the FD&C Act, the Public Health Service Act, the Prescription Drug Marketing Act and regulations issued by the FDA thereunder and all applicable Laws relating to the collection, processing or disclosure of personal data. Neither Seller Parties nor their Affiliates has granted any Third Party any rights of reference or use with respect to any such Governmental Authorizations. Seller Parties have provided to Buyer in the Data Room with true, accurate and complete information, reports and data concerning all scientific studies relating to the Lead Compound and the Additional Compound conducted by Seller Parties and their Affiliates. To the Knowledge of Seller Parties, Seller Parties have provided to Buyer in the Data Room all pre-clinical studies and clinical trial information involving the Lead Compound and the Additional Compound conducted or generated by or on behalf of Seller Parties and their Affiliates, as well as information obtained by Seller Parties from Welichem under the Welichem Agreement with respect to WBI-1001 (provided, however, that any pre-clinical studies and clinical trial information involving the Lead Compound and the Additional Compound generated by or on behalf of Seller Parties and their Affiliates between the Signing Date and the Closing Date may be provided by means other than the Data Room). Except as has been disclosed in writing to Buyer, to the Knowledge of Seller Parties no

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

information exists that indicates the existence of any material side effect or adverse effect, resulting from, or alleged to result from the Lead Compound and the Additional Compound. All animal studies and other preclinical tests conducted by Seller Parties or their Affiliates relating to the Lead Compound and the Additional Compound were conducted by or on behalf of Seller Parties or their Affiliates in all material respects in accordance with Seller Parties or their Affiliates’ standard operating procedures for the conduct of animal or preclinical studies at the time such tests were conducted. All human clinical trials conducted by or on behalf of Seller Parties relating to the Lead Compound and the Additional Compound have been and are being conducted in all material respects in compliance with the requirements of good clinical practice, informed consent, institutional review boards (as those terms are defined by the FDA or other relevant Regulatory Authorities), and other applicable Law relating to clinical trials or the protection of human subjects, in each case as applicable and that were in effect at the time such tests were conducted.

(b) Neither Seller Party nor any of their Affiliates has been subject to, or has been convicted of any crime or engaged in any conduct with respect to the Lead Compound and the Additional Compound that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar Law, or (ii) exclusion from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar Law.

(c) Neither Seller Party nor any of their Affiliates has received any: (i) written notice or complaint alleging non-compliance in any material respect with any Law relating to the collection, processing and disclosure of information or data; (ii) written claim for compensation for loss or unauthorized collection, processing or disclosure of data; or (iii) written notification of an application for rectification, erasure or destruction of information or data that is still outstanding, in each case ((i) through (iii)), in connection with the Lead Compound or the Additional Compound.

(d) Seller Parties have documented and stored the Transferred Records and the Transferred Regulatory Documentation in accordance with GSK’s business practices and standards in place for its own programs and products, in all material respects, at the time such data, documents and reports were documented and stored.

7.8 Material Agreements. [***] (collectively, the “Material Agreements”) is valid, binding and in full force and effect and will, upon receipt of the consents pursuant to Section 10.1(e) (Consents), continue to be legal, valid, binding and enforceable immediately following the Closing in accordance with the terms thereof as is in effect immediately prior to the Closing, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether considered in a proceeding in equity or at law. GGL has performed all material obligations required to be performed by it to date under each such Material Agreement, and is not (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder and, to the Knowledge of Seller Parties, the applicable counterparty thereto is not (with or without the lapse of time or the giving of notice, or both) in material breach or default in any respect thereunder. Complete and correct copies of the Material Agreements, including any amendments thereto, have been made available to Buyer.

7.9 Brokers. Neither Seller Parties nor their Affiliates have incurred any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

7.10 Taxes.

(a) Each Seller Party and its respective Affiliates has (i) timely filed or caused to be timely filed with the appropriate Governmental Body all income and all other material Returns with respect to the Transferred Assets or such Seller Party and its Affiliates that in each instance were required to be filed on or prior to the date hereof (taking into account any extension of time to file), and all such Returns are and will be true, correct and complete in all material respects and (ii) timely paid, or caused to be timely paid, all Taxes imposed on or attributable to the income, assets (including the Transferred Assets), or the operations of, or otherwise payable by, each Seller Party and their Affiliates (whether or not shown on a Return as due and owing) to the proper Governmental Body, in each case with respect to the Transferred Assets.

(b) Each Seller Party and their Affiliates has complied in all material respects with all applicable Laws relating to the payment, reporting, withholding and collection of all material Taxes related to the Transferred Assets and have within the time and manner prescribed by applicable Law in all respects (i) withheld all material Taxes related to the Transferred Assets required to be withheld including sums withheld for Taxes due in respect of all payments to employees, officers, directors, and any other Persons, (ii) collected all material sales, use, value added, goods and services, and similar Taxes related to the Transferred Assets required to be collected and (iii) timely remitted all material Taxes related to the Transferred Assets withheld and collected to the appropriate Governmental Body in accordance with applicable Laws in all material respects.

(c) There are no Encumbrances for Taxes upon any of the Transferred Assets.

(d) No material audit, examination, suit, claim or proceeding with respect to Taxes of any Seller Party or any of their Affiliates with respect to the Transferred Assets is being conducted, pending, or threatened in writing by any Governmental Body. No extension or waiver of the statute of limitations with respect to Taxes with respect to the Transferred Assets has been granted by either Seller Party or any of their Affiliates which remains in effect. No Governmental Body is now asserting or threatening in writing to assert against either Seller Party or any of their Affiliates any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith in connection with the Transferred Assets. Neither Seller Party nor their Affiliates has received notice of a claim by any Governmental Body in any jurisdiction that such Seller Party or its Affiliate is or may be subject to taxation, or required to file Returns, with respect to the Transferred Assets in that jurisdiction.

7.11 Anticorruption Matters. Seller Parties, their Affiliates or any of their respective employees [***] agents or other Third Parties acting on behalf of Seller Parties or any of their Affiliates, are, with respect to the Transferred Assets or the Development, Manufacturing or Commercialization of the Lead Compound and the Additional Compound, in material compliance with applicable anticorruption Law, including the Foreign Corrupt Practices Act of 1977 (the “FCPA”). No Seller Party have received any written notice alleging a material violation of any anticorruption Law, including the FCPA, and to the Knowledge of Seller Parties, no claim has been filed and no investigation is pending or ongoing with respect to any violation of any applicable anticorruption Law, including the FCPA, relating to the Transferred Assets or the Development, Manufacturing or Commercialization of the Lead Compound and the Additional Compound.

7.12 Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE 7 (Representations and Warranties of Seller Parties), no Seller Party or any other Person or entity on behalf of any Seller Party has made or makes, and Buyer has not relied upon, any representation or warranty, whether express or implied, with respect to any Seller Party, any of their Affiliates or any matter relating to any of them, including their respective businesses, affairs, assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information provided or made available to Buyer or any of its representatives by or on behalf of

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

any Seller Party, and any such representations or warranties are expressly disclaimed. No Seller Party or any other Person or entity on behalf of any Seller Party has made or makes any representation or warranty, whether express or implied, with respect to any projections or forecasts (including future revenues, future results of operations (or any component thereof) or future cash flows with respect to the Transferred Assets or the Licensed Know-How (including the reasonableness of the assumptions underlying any of the foregoing)) or other forward-looking information or business and strategic plan information, notwithstanding any delivery or disclosure to Buyer or any of its representatives of any documentation, forecast or other information with respect to any one or more of the foregoing, and whether or not included in any management presentation or in any other information made available to Buyer, its Affiliates or any of their respective representatives or any other Person, and any such representations or warranties are expressly disclaimed. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NO SELLER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO BUYER OR ITS AFFILIATES AND/OR ANY THIRD PARTY WITH RESPECT TO THE COMPOUNDS, THE PRODUCTS, THE TRANSFERRED ASSETS, LICENSED KNOW-HOW OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WARRANTIES CONCERNING THE QUALITY, CONDITION, EFFICACY, SAFETY OR UTILITY OF THE COMPOUND OR THE PRODUCTS. EACH SELLER PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE COMPOUND, THE PRODUCTS, THE TRANSFERRED ASSETS OR THE LICENSED KNOW-HOW.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller Parties as follows:

8.1 Incorporation and Good Standing. Buyer is duly incorporated, validly existing, and in good standing under the Laws of Switzerland. Buyer is an indirect wholly-owned subsidiary of Dermavant Sciences Ltd. Except for equity [***]] of the outstanding equity securities of Dermavant Sciences Ltd., Buyer is, and as of the Closing will be, an indirect wholly owned subsidiary of Roivant.

8.2 Authority; Enforceability; No Conflict.

(a) Buyer has the requisite corporate power and authority to enter into this Agreement and the Other Transaction Documents and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Other Transaction Documents by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Buyer. This Agreement has been duly executed and delivered by Buyer and, upon the execution and delivery by Buyer of the Other Transaction Documents, assuming the due authorization, execution and delivery of this Agreement and the Other Transaction Documents by Seller Parties, this Agreement and the Other Transaction Documents will constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether considered in a proceeding in equity or at law.

(b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will (i) violate any provision of Buyer’s Organizational Documents; (ii) violate any Law applicable to Buyer or the transactions contemplated hereby; or (iii) result in the breach or violation of, or constitute a default under, any Contract or agreement to which Buyer is a party or by which Buyer may be bound, except in the case of clauses (ii) and (iii) for such violation, breach, or default which would not reasonably be expected to prevent, delay or otherwise interfere with the consummation or performance of any of the transactions contemplated hereby.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(c) Except for any filings that may be required to comply with the HSR Act, Buyer is not, and will not be, required to give any notice to any Governmental Body or obtain any Governmental Authorization in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby, except for such notices, approvals, consents or authorizations which have been obtained or made or which, if not obtained or made, would not reasonably be expected to prevent, delay or otherwise interfere with the consummation or performance of any of the transactions contemplated hereby.

8.3 No Proceedings. There is no pending Proceeding that has been commenced against Buyer or any of its Affiliates that challenges, or would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby, and, to Buyer’s Knowledge, no such Proceeding has been threatened.

8.4 Financing Capability. Buyer has the funds or the financing available (and at Closing will have the funds or financing available) to consummate the transactions contemplated by this Agreement.

8.5 Brokers. Neither Buyer nor its Affiliates have incurred any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

8.6 Buyer Investigation and Evaluation. Buyer acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the Transferred Assets and Licensed Know-How and has been furnished with or given access to such information about the Transferred Assets and Licensed Know-How as it has requested. Buyer further acknowledges and agrees that (x) the only representations, warranties, covenants and agreements made by Seller Parties or any of their Affiliates or representatives are the representations, warranties, covenants and agreements made in this Agreement, (y) except as set forth in ARTICLE 7 (Representations and Warranties of Seller Parties), neither Seller Parties nor any of their Affiliates or representatives makes any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to either the Transferred Assets, Licensed Know-How or this Agreement and (z) except as set forth in ARTICLE 7 (Representations and Warranties of Seller Parties), neither Seller Parties nor any of their Affiliates or representatives makes any representation or warranty as to (i) the use of the Transferred Assets or Licensed Know-How by Buyer after the Closing in any manner or (ii) the probable success or profitability of the Transferred Assets or Licensed Know-How (whether prior to or after the Closing). Except for the representations and warranties contained in ARTICLE 7 (Representations and Warranties of Seller Parties), neither Buyer nor any of its Affiliates have relied upon any other representations or warranties or any other information made or supplied by or on behalf of Seller Parties or any of their Affiliates or representatives, and Buyer acknowledges and agrees that, except as set forth in ARTICLE 7 (Representations and Warranties of Seller Parties), neither Seller Parties nor any of their Affiliates or representatives have any liability or responsibility for any other representation, warranty, opinion, projection, forecast, advice, statement or information made, communicated or furnished (orally or in writing) to Buyer, its Affiliates or their respective representatives (including any opinion, projection, forecast, advice, statement or information that may have been or may be provided to Buyer by any Affiliate or representative of Buyer). Buyer acknowledges that, should the Closing occur, Buyer shall acquire rights to the Transferred Assets and Licensed Know-How without any representation or warranty as to merchantability or fitness thereof for any particular purpose, in an “as is” condition and on a “where is” basis, except as otherwise expressly set forth in this Agreement. Notwithstanding anything to the contrary in this Section 8.6 (Buyer Investigation and Evaluation), nothing herein shall limit the liability of Seller Parties for any claim based on Fraud.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

ARTICLE 9

COVENANTS

9.1 Information and Documents.

(a) From and after the date hereof and until Closing, upon reasonable advance notice, to the extent permitted by applicable Law, Seller Parties shall permit Buyer and its representatives to have reasonable access, during regular normal business hours, to such information regarding the Transferred Assets as may be reasonably requested by Buyer; provided, that no such access shall unreasonably interfere with Seller Parties’ operation of business; and provided further, that Seller Parties may restrict the foregoing access to the extent that (A) in the reasonable judgment of Seller Parties, any applicable Law requires Seller Parties to restrict or prohibit access to any information, (B) in the reasonable judgment of Seller Parties, the information is subject to confidentiality obligations to a Third Party, or (C) disclosure of any such information or document could result in the loss or waiver of the attorney-client or other applicable privilege.

(b) All information received by Buyer and given by or on behalf of either of Seller Parties in connection with this Agreement and the transactions contemplated hereby will be held by Buyer and its Affiliates, agents and representatives as “Confidential Information,” as defined in, and pursuant to the terms of, this Agreement and the Confidentiality Agreement, as applicable.

(c) [***]

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

[***]

9.2 Conduct of Business. During the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement or as Buyer otherwise agrees in writing in advance (such agreement not to be unreasonably withheld, conditioned or delayed), each Seller Party shall use its commercially reasonable efforts to preserve intact the Transferred Assets as in existence on the date of this Agreement. By way of amplification and not in any way limiting the prior sentence, during the period from the date hereof to the Closing, except (i) as required by applicable Law or otherwise contemplated by this Agreement or (ii) as Buyer shall otherwise consent, Seller Parties shall not, and shall cause each of their Affiliates not to:

(a) [***]

(b) [***]

(c) [***]

(d) authorize or enter into any agreement or commitment with respect to any of the foregoing.

9.3 Efforts to Consummate Generally. Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts to cause the Closing to occur as soon as practicable after the date hereof, including satisfying the conditions precedent set forth in ARTICLE 10 (Conditions to Closing) within the control of such Party, obtaining from Governmental Bodies and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary to convey to Buyer all of the Transferred Assets and otherwise consummate the transaction contemplated by this Agreement, defending against any Proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, and seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition threatened, sought, entered or imposed by any court or other Governmental Body that is not yet final and nonappealable avoided, vacated or reversed.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

9.4 Exclusive Dealing. From the date of this Agreement to the Closing Date, Seller Parties shall not, and shall not permit their Affiliates or any of Seller Parties’ or their Affiliates’ respective directors, officers, employees, financial advisors, attorneys, accountants or other representatives to, directly or indirectly, (a) enter into any agreement with respect to a Competing Transaction, (b) solicit, initiate, facilitate or knowingly encourage any Person (other than Buyer or its Affiliates) to make a proposal with respect to, or engage in negotiations related to, a Competing Transaction or (c) furnish any Confidential Information to any Person who has made or could reasonably be expected to make a proposal with respect to a Competing Transaction. “Competing Transaction” means any sale, disposition or transfer of all or part of the Transferred Assets to a Person (other than Buyer or its Affiliates), whether by purchase of assets, sale of equity of any Person, merger or otherwise, other than the transactions contemplated by this Agreement.

9.5 Antitrust Matters.

(a) Each Party agrees to file the appropriate Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within [***] after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Each Party agrees to use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act. [***]. Seller Parties and Buyer mutually commit to instruct their respective counsel to cooperate with each other and use reasonable best efforts to facilitate and expedite the identification and resolution of any issues under any antitrust Law and, consequently, expiration or termination of the applicable HSR Act waiting period at the earliest practicable date. Seller Parties and Buyer will supply each other with copies of all correspondence, filings or communications with antitrust authorities, with respect to the transactions contemplated by this Agreement and any related or contemplated transactions, including but not limited to documents filed pursuant to Item 4(c) of the Notification and Report Form under the HSR Act or communications regarding the same; provided, that to extent any of the documents or information are commercially or competitively sensitive, a Party may satisfy its obligations by providing such documents or information to the other Party’s outside antitrust counsel pursuant to a customary written and executed joint defense agreement, with the understanding that such antitrust counsel shall not share such documents and information with its client.

9.6 Access.

(a) From and after the Closing, Buyer agrees to cooperate with and to grant to each Seller Party and its Affiliates and their respective officers, employees, attorneys, accountants, representatives and agents, during normal business hours, reasonable access to the information and records relating to the Transferred Assets received by Buyer in connection with the transactions contemplated by this Agreement and to permit copying of documents and records for the purposes of (i) any financial reporting or Tax matters (including without limitation any financial and Tax audits, Tax contests, Tax examination, preparation for any Returns or financial records); (ii) any regulatory reporting matters; (iii) any investigation being conducted by any Governmental Body involving the Transferred Assets; (iv) any claims or litigation (other than between the Parties) involving the Transferred Assets; or (v) any similar or related matter. Each Seller Party shall use commercially reasonable efforts to ensure that its access to and requests for records and documents pursuant to this Section 9.6 (Access) are conducted so as not to interfere with the normal and ordinary operation of Buyer’s business.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(b) Buyer agrees to retain or cause to be retained all books and records pertinent to the Transferred Assets and the Licensed Know-How for at least [***] after the Closing Date. If Buyer desires to dispose of any of the Transferred Records prior to the expiration of such [***] period, Buyer shall, prior to such disposition, give Seller Parties a reasonable opportunity, at Seller Parties’ expense, to separate and remove such Transferred Records as Seller Parties shall select.

9.7 Regulatory Matters.

(a) As promptly as practicable after Closing but no later than [***] after the Closing, Buyer shall file, or cause to be filed, the IND Transfer Letters with the applicable Governmental Body in accordance with applicable Law.

(b) After the Closing, Buyer, at its cost, shall be solely responsible and liable for: (i) taking all actions, paying all fees and conducting all communications with the appropriate Governmental Body required by applicable Law in respect of the applicable Existing Regulatory Filings, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental Body;

(ii) taking all actions and conducting all communication with Third Parties with respect to the Compounds distributed pursuant to such Existing Regulatory Filings (whether distributed before or after the Closing), including responding to all complaints in respect thereof (such as complaints related to tampering, contamination, mislabeling, or inclusion of improper ingredients); (iii) investigating all complaints and adverse drug experiences with respect to the Compounds distributed pursuant to such Existing Regulatory Filings (whether sold before or after the Closing); and (iv) fulfilling all other applicable legal and regulatory obligations of a holder of such Existing Regulatory Filings. Without limiting Seller Parties’ obligations under Section 3.1 (Responsibility), Seller Parties shall use commercially reasonable efforts to cooperate with Buyer in supplying information and assistance reasonably requested by Buyer, at Buyer’s expense, in support of Buyer’s fulfillment of its obligations under this Section 9.7 (Regulatory Matters).

9.8 Public Announcements. Without limiting any other provision of this Agreement, Buyer and Seller Parties will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or public statement with respect to the terms of this Agreement and will not issue any such press release or make any such public statement prior to such consultation and consent of the other Party. Notwithstanding anything to the contrary in this Agreement, either Party may issue a press release or make a public statement with respect to the terms of this Agreement or the transactions contemplated by this Agreement without the consent of the other Party if and to the extent such disclosure is required by Law or the rules and regulations of any applicable securities exchange; provided, that (i) notice of such requirement is promptly delivered to the other Party in order to provide an opportunity to seek a protective order or other similar order with respect to such information and (ii) the issuing Party thereafter discloses only the minimum information necessary to comply with the requirement, whether or not a protective order or other similar order is obtained by the other Party. Any press releases prepared by Buyer and related to the Transferred Assets will be provided to Seller Parties at least [***] in advance of publication for Seller Parties’ review and comment (but not approval). No Party shall use the trademark, trade name or logo of the other Party in any publicity, news release or public disclosure relating to this Agreement or its subject matter without the prior express written permission of the other Party. Notwithstanding the above, each Party and its Affiliates may disclose on its website and in its promotional materials that the other Party is a development partner of such Party and may utilize the other Party’s name and logo in conjunction with such disclosure.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

9.9 Welichem Agreement. Buyer shall pay, perform and discharge when due, all liabilities, obligations, covenants and commitments arising out of or relating to the Welichem Agreement (as the Welichem Agreement may be amended or modified from time to time after the Closing) relating to periods on or after the Closing Date, including all covenants to use Commercially Reasonable Efforts (as defined in the Welichem Agreement) and with respect to the payment of each of the Welichem Milestone Payments. Buyer shall not enter into any amendment to, or consent to any modification of, the Welichem Agreement that would adversely affect the ability of Seller Parties to enforce the contractual rights under the Welichem Agreement included in the Excluded Assets.

9.10 Commercial Manufacturing and Supply Agreement.

(a) Each Party shall use commercially reasonable efforts and negotiate in good faith in order to, as promptly as practicable and in any event within [***] following the Closing Date, agree on the form of, and enter into, the Commercial Manufacturing and Supply Agreement (the “Commercial Manufacturing and Supply Agreement”) on the terms set forth in the Key Commercial Manufacturing and Supply Agreement Terms and on such other terms not inconsistent therewith as are mutually agreed between the Parties.

(b) Seller Parties will, promptly following the date hereof and pursuant to the terms of the CapEx Letter Agreement (as defined below), undertake the necessary capital improvements at Seller Parties’ Manufacturing site in Cork, Ireland, and Buyer will reimburse Seller Parties for such capital improvement expenditures on a [***] basis. Each Party shall use commercially reasonable efforts and negotiate in good faith in order to, as promptly as practicable following the date hereof, enter into a letter agreement (the “CapEx Letter Agreement”) setting forth the scope of such capital expenditures and the schedule upon which Buyer or its Affiliate shall reimburse Seller Parties for such capital expenditures.

9.11 Asset Transfer Plan.

(a) On the Closing Date, title to the Transferred Assets shall be transferred to Buyer. An asset transfer plan relating to the Transferred Assets is set forth in Schedule 9.11 (the “Asset Transfer Plan”). Seller Parties shall transfer to Buyer the items listed on the Asset Transfer Plan in accordance with the timelines, formats and other guidelines set forth therein, provided, that such transfer shall not confer upon Buyer additional rights beyond the rights granted in Section 2.1 (Purchase and Sale of Assets). Seller Parties shall issue to Buyer, in writing, a notice that it has completed the asset transfer in accordance with the Asset Transfer Plan (the “Transfer Completion Notice”). Buyer shall have [***] from receipt of the Transfer Completion Notice to either (i) send confirmation in writing to Seller Parties that Seller Parties have effectively completed their obligations under the Asset Transfer Plan (the “Transfer Confirmation Notice”) or (ii) describe in reasonable detail deficiencies in the asset transfer (the “Transfer Deficiency Notice”). Upon receipt of the Transfer Deficiency Notice from Buyer, Seller Parties (or their Affiliates) will meet with Buyer to resolve in good faith any disagreement regarding the completion of the asset transfer. Upon final resolution of any deficiencies thereof as reasonably determined by Buyer, Buyer shall send to Seller Parties the Transfer Confirmation Notice.

(b) At Closing, Seller Parties shall have no obligation to deliver any copies of the Transferred Records or the Transferred Regulatory Documentation to Buyer other than electronic copies (except to the extent electronic copies of such Transferred Records or Transferred Regulatory Documentation do not exist).

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(c) Subject to the rights and obligations of the Parties set forth in ARTICLE 5 (Confidentiality) hereof, Seller Parties shall not be required to remove and shall have the right to retain copies of any documents, reports or data relating to the Lead Compound, the Additional Compound or the Transferred Assets within its databases, electronic systems or physical files. Seller Parties shall, in those systems that have such capability as of Closing, restrict access to all data, reports and documents related to the Lead Compound, Additional Compound or the Transferred Assets housed in such systems to the extent practicable and legally permissible in accordance with its regular practices, including maintaining the confidentiality of all such data, reports and documents in the same manner that Seller Parties maintain their own confidential or proprietary information. Seller Parties shall retain copies of all laboratory notebooks related to the Lead Compound and the Additional Compound (the “Laboratory Notebooks”) in accordance with their record retention policy and, at a minimum, for [***] after the Closing Date. During the time that Seller Parties are retaining copies of Laboratory Notebooks, Seller Parties shall cooperate with Buyer and its Affiliates and their respective officers, employees, attorneys, accountants, representatives and agents, and shall promptly comply with their requests, with respect to the Laboratory Notebooks for purposes of responding to any inquiry of a Governmental Body, any Proceeding involving a Third Party with respect to the Lead Compound or the Additional Compound, or as needed to progress Buyer’s clinical development of the Lead Compound or the Additional Compound; provided, that if Seller Parties do not provide a complete substantive response to Buyer (sufficient to enable Buyer to provide a complete substantive response to such Governmental Body, if applicable) within [***], Seller Parties shall immediately provide to Buyer and its Affiliates and their respective officers, employees, attorneys, accountants, representatives and agents access to the Seller Parties’ Laboratory Notebooks for a reasonable period of time to obtain the information necessary for Buyer. Buyer shall bear its own costs of any such review and shall reimburse Seller Parties for any reasonable and documented out-of-pocket expenses incurred in connection therewith. In the event that Seller Parties decide to discard or destroy any Laboratory Notebook, Seller Parties shall give Buyer prior written notice of such decision and upon Buyer’s written request, Seller Parties shall send to Buyer original copies of such Laboratory Notebook (or, to the extent acceptable to Buyer, certified copies thereof), and Buyer shall reimburse Seller Parties for any reasonable and documented out-of-pocket expenses incurred in connection therewith.

ARTICLE 10

CONDITIONS TO CLOSING

10.1 Buyer’s Obligation to Close. Buyer’s obligation to acquire the Transferred Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

(a) Accuracy of Representations. The representations and warranties of Seller Parties contained in this Agreement [***] on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (except to the extent that they expressly relate to an earlier date, in which case such representations and warranties shall only be true and correct as of such date), [***]; and there shall have been delivered to Buyer a certificate of Seller Parties, dated as of the Closing Date and signed by an officer of each Seller Party, certifying to such effect.

(b) Seller Parties’ Performance. All of the covenants and obligations that Seller Parties are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects; and there shall have been delivered to Buyer a certificate of Seller Parties, dated as of the Closing Date and signed by an officer of each Seller Party, certifying to such effect.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(c) No Restrictions. There must not be in effect any Law or any Order issued by any Governmental Body that prohibits or materially limits the consummation of any of the transactions contemplated by this Agreement or the Other Transaction Documents.

(d) HSR Approval. The waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

(e) Consents. The consents set forth on Schedule 10.1(e) shall have been received by Seller Parties in form and substance reasonably satisfactory to Buyer.

10.2 Seller Parties’ Obligation to Close. Seller Parties’ obligation to transfer the Transferred Assets and to take the other actions required to be taken by Seller Parties at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller Parties, in whole or in part):

(a) Accuracy of Representations. The representations and warranties of Buyer contained in this Agreement (disregarding any qualifications as to materiality or a derivative thereof, other than with respect to the Dermavant Fundamental Representations) shall be [***]as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (except to the extent that they expressly relate to an earlier date, in which case such representations and warranties shall only be true and correct as of such date), [***]; and there shall have been delivered to Seller Parties a certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying to such effect.

(b) Buyer’s Performance. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects; and there shall have been delivered to Seller Parties a certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying to such effect.

(c) No Restrictions. There must not be in effect any Law or any Order issued by any Governmental Body that prohibits or materially limits the consummation of any of the transactions contemplated by this Agreement or the Other Transaction Documents.

(d) HSR Approval. The waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

(e) Consents. The consents set forth on Schedule 10.1(e) shall have been received by Seller Parties in form and substance reasonably satisfactory to Seller Parties.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

ARTICLE 11

INDEMNIFICATION; REMEDIES

11.1 Survival. All representations and warranties of Seller Parties contained in this Agreement shall survive the Closing until the date that is eighteen (18) months from the Closing Date; provided, that (i) the representations and warranties of Seller Parties in Sections 7.1 (Incorporation and Good Standing), 7.2(a) (Authority; Enforceability), 7.5 (Title to Assets), 7.8 (Material Agreements), and 7.9 (Brokers) (each, a “GSK Fundamental Representation”) shall survive indefinitely and (ii) the representations and warranties of Seller Parties in Sections 7.4 (Intellectual Property), 7.7 (Regulatory) and 7.10 (Taxes) shall survive until the third (3rd) anniversary of the Closing Date. All representations and warranties of Buyer contained in this Agreement shall terminate at the Closing; provided, however, that the representations and warranties of Buyer contained in Sections 8.1 (Incorporation and Good Standing), 8.2(a) (Authority; Enforceability) and 8.5 (Brokers) of this Agreement will survive indefinitely (each, a “Dermavant Fundamental Representation”, and together with the GSK Fundamental Representations, the “Fundamental Representations”). Notwithstanding anything to the contrary contained herein, all claims for Fraud will survive for the applicable statute of limitations period. All covenants and agreements set forth herein shall survive in accordance with their respective terms. In the event that notice of any claim for indemnification under this ARTICLE 11 (Indemnification; Remedies) has been timely given within the applicable survival period, the representations, warranties, covenants and agreements that are the subject of such indemnification shall survive with respect to such claim until such time as such claim is finally resolved.

11.2 Indemnification by Seller Parties. Subject to the other provisions of this ARTICLE 11 (Indemnification; Remedies), from and after Closing, Seller Parties will indemnify, defend and hold harmless Buyer and its Affiliates and their respective officers, directors and employees (collectively, the “Buyer Indemnified Parties”) for any loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) (collectively, “Damages”), to the extent caused by or arising from: (a) any breach of any representation or warranty of Seller Parties contained in this Agreement or the Other Transaction Documents, (b) any breach of any covenant of Seller Parties contained in this Agreement or the Other Transaction Documents, (c) any Liabilities of Seller Parties under or relating to the Welichem Agreement or any breach thereof by Seller Parties, in each case, to the extent arising prior to the Closing Date or relating to any period prior to the Closing Date, (d) any of the Excluded Liabilities or (e) any Third Party Claim based on or alleging infringement or misappropriation of such Third Party’s intellectual property arising under or resulting from the Development, Manufacture or Commercialization of any Compound or Product prior to the Closing.

11.3 Indemnification by Buyer. Subject to the other provisions of this ARTICLE 11 (Indemnification; Remedies), from and after Closing, Buyer will indemnify, defend and hold harmless Seller Parties and their respective Affiliates, officers, directors and employees (collectively, the “Seller Indemnified Parties”) for any Damages, to the extent caused by or arising from: (a) any breach of any representation or warranty of Buyer contained in this Agreement or the Other Transaction Documents, (b) any breach of any covenant of Buyer contained in this Agreement or the Other Transaction Documents, (c) any Liabilities under the Welichem Agreement to the extent arising on or after the Closing Date or relating to any period on or after the Closing Date, (d) any of the Assumed Liabilities, (e) any Third Party Claim based on or alleging infringement or misappropriation of such Third Party’s intellectual property arising under or resulting from the Development, Manufacture or Commercialization of any Compound or Product after the Closing, or (f) any personal injury, death or property damage resulting from the Development, Manufacture (except to the extent of Manufacture by Seller Parties or their Affiliates pursuant to the Supply Agreements) or Commercialization of any Compound or Product arising from the Development, Manufacture (except to the extent of Manufacture by Seller Parties or their Affiliates pursuant to the Supply Agreements) or Commercialization of such Compound or Product after the Closing.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

11.4 Limitations on Amount. Neither Party will have liability with respect to the matters described in clause (a) of Section 11.2 (Indemnification by Seller Parties) or clause (a) of Section 11.3 (Indemnification by Buyer) unless and until, (i) the individual claim or series of related claims giving rise to any Damages exceeds [***] (the “Per Claim Threshold”) and (ii) in the case of Seller Parties, the aggregate amount of all claims of Buyer Indemnified Parties under clause (a) of Section 11.2 (Indemnification by Seller Parties) indemnifiable hereunder, and, in the case of Buyer the aggregate amount of all claims of Seller Indemnified Parties under clause (a) of Section 11.3 (Indemnification by Buyer) indemnifiable hereunder, exceeds [***] of the Upfront Fee (the “Deductible Amount”), in which case the Indemnifying Party shall be liable for the aggregate amount of all Damages with respect to claims of the Indemnified Parties indemnifiable hereunder (taking into account the Per Claim Threshold) in excess of the Deductible Amount. Notwithstanding the foregoing, (a) each Indemnified Party shall be entitled to recover for, and the Per Claim Threshold and the Deductible Amount shall not apply to, any and all claims or payments made with respect to any breach or inaccuracy of a Fundamental Representation, (b) Seller Parties will have no liability for indemnification with respect to the matters described in clause (a) of Section 11.2 (Indemnification by Seller Parties) (other than a Fundamental Representation) once the aggregate dollar amount of all Damages indemnified under clause (a) of Section 11.2 (Indemnification by Seller Parties) exceeds the Cap, as then in effect, and (c) Buyer will have no liability for indemnification with respect to the matters described in clause (a) of Section 11.3 (Indemnification by Buyer) (other than a Fundamental Representation) once the aggregate dollar amount of all Damages indemnified under clause (a) of Section 11.3 (Indemnification by Buyer) exceeds the Cap, as then in effect. If the amount of indemnification to which an Indemnified Party shall be entitled under this ARTICLE 11 (Indemnification; Remedies) as determined pursuant to Section 11.6 (Determination of Damages) with respect to any claim for indemnification hereunder to which the Cap applies would, but for the limitations set forth in this Section 11.4, cause the Cap, as then in effect, to be exceeded, then such Indemnified Party shall not be entitled to recover amounts above the Cap; provided, that if the Contingent Payment is paid to Seller Parties pursuant to Section 4.1 (Contingent Payment), (A) Seller Parties shall promptly pay to the Buyer Indemnified Parties the lesser of (x) the aggregate amount of all Buyer Contingent Damages Amounts then outstanding (with each Buyer Indemnified Party being entitled to receive the respective Buyer Contingent Damages Amount owed to it as determined pursuant to Section 11.6(c) (Determination of Amount)) and (y) the Additional Cap Amount (with each Buyer Indemnified Party being entitled to receive its pro rata portion of the Additional Cap Amount based on the relationship that the Buyer Contingent Damages Amount owed to such Buyer Indemnified Party bears to the aggregate amount of all Buyer Contingent Damages Amounts, if the Additional Cap Amount is insufficient to pay all Buyer Contingent Damages Amounts) and (B) Buyer shall promptly pay to the Seller Indemnified Parties the lesser of (a) the aggregate amount of all Seller Contingent Damages Amounts then outstanding (with each Seller Indemnified Party being entitled to receive the respective Seller Contingent Damages Amount owed to it as determined pursuant to Section 11.6(c) (Determination of Amount)) and (b) the Additional Cap Amount (with each Seller Indemnified Party being entitled to receive its pro rata portion of the Additional Cap Amount based on the relationship that the Seller Contingent Damages Amount owed to such Seller Indemnified Party bears to the aggregate amount of all Seller Contingent Damages Amounts, if the Additional Cap Amount is insufficient to pay all Seller Contingent Damages Amounts).

11.5 Notice of Claims. Any Buyer Indemnified Party or Seller Indemnified Party seeking indemnification hereunder (the “Indemnified Party”) shall give promptly to the Party obligated to provide indemnification to such Indemnified Party under this ARTICLE 11 (Indemnification; Remedies) (the “Indemnifying Party”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement upon which such claim is based; provided, that a Claim Notice in respect of any Third Party Claim shall be given promptly after the action or suit is commenced; provided further, that any delay in complying with prompt notice requirements of this Section 11.5 (Notice of Claims) will only limit the Indemnifying Party’s obligation to the extent of the prejudice caused to the Indemnifying Party by such delay.

11.6 Determination of Amount.

(a) Notwithstanding anything to the contrary contained herein, with respect to any representation or warranty contained in this Agreement or any Other Transaction Document is qualified by materiality, “Material Adverse Effect” or a derivative thereof, such qualification will be ignored and deemed not included in such representation or warranty for the purposes of (i) determining whether there has been a breach or inaccuracy of such representation, warranty or certificate for purposes of this ARTICLE 11 (Indemnification; Remedies) and (ii) calculating any Damages with respect to such breach or inaccuracy for purposes of this ARTICLE 11 (Indemnification; Remedies).

(b) In calculating any Damages there shall be deducted any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer) and the Party seeking indemnification hereunder shall use commercially reasonable efforts to seek an insurance recovery to the extent available. If any Party is required to indemnify an Indemnified Party pursuant to the provisions hereof, and the cost, expense or liability for which the indemnification is sought has actually provided the Indemnifying Party with a Tax benefit that is actually recognized by such Indemnified Party as a cash Tax savings in or before the taxable year in which the applicable indemnity payment is made, the amount of such Tax benefit shall reduce the Indemnifying Party’s liability to indemnify the Indemnified Party hereunder.

(c) After the giving of any Claim Notice pursuant to Section 11.5 (Notice of Claims), (A) the amount of indemnification to which an Indemnified Party shall be entitled under this ARTICLE 11 (Indemnification; Remedies) and (B) if the Cap as then in effect does not include the Additional Cap Amount, (x) the amount of Damages, if any, for which a Buyer Indemnified Party would have been entitled to indemnification under this ARTICLE 11 in respect of such Claim Notice if the Cap, as then in effect, had not been exceeded (each such amount of Damages, a “Buyer Contingent Damages Amount”) or (y) the amount of Damages, if any, for which a Seller Indemnified Party would have been entitled to indemnification under this ARTICLE 11 in respect of such Claim Notice if the Cap, as then in effect, had not been exceeded (each such amount of Damages, a “Seller Contingent Damages Amount”), to the extent applicable, shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnifying Party; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnifying Party shall agree.

(d) No Buyer Indemnified Party shall have any right of set-off or recoupment against any payment or other obligation that such Buyer Indemnified Party or its Affiliates may have to Seller Parties or their Affiliates under this Agreement, the Other Transaction Documents or otherwise.

11.7 Third Party Claim Indemnification Procedure.

(a) Any Party seeking indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Third Party against the Indemnified Party shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim within [***] after receipt by such Indemnified Party of written notice of the Third Party Claim.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within [***] after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. The failure to give notice as provided in this Section 11.7 (Third Party Claim Indemnification Procedure) shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

(b) Subject to the provisions of this Section 11.7(b) (Third Party Claim Indemnification Procedure), in the event of a Third Party Claim, the Indemnifying Party shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any Proceeding, claim, or demand relating to such Third Party Claim; provided, that the Indemnified Party may participate in any such Proceeding with counsel of its choice and at its own expense. The Parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Third Party Claim. Notwithstanding the foregoing, to the extent that (i) the Indemnifying Party informs the Indemnified Party in writing of its election not to defend such Third Party Claim, or (ii) the Third Party Claim [***]; provided, for purposes of this Section 11.7(b)(ii), that the Cap shall be calculated to include the Additional Cap Amount, (D) creates, in the reasonable judgment of the Indemnified Party after obtaining advice of counsel, an actual or readily apparent conflict of interest between the Indemnified Party and the Indemnifying Parties or (E) would reasonably be expected to result in a material detriment to or material injury to the Indemnified Party’s reputation or future business prospects if a judgment adverse to the Indemnified Party is rendered, the Indemnified Party may retain counsel, at the expense of the Indemnifying Party, and control the defense of such Proceeding, and the Indemnifying Party may participate in any such Proceeding with counsel of its choice and at its own expense. The Indemnified Party shall not, without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), pay, compromise or settle any Third Party Claim.

11.8 Certain Other Limitations.

(a) If an Indemnified Party is at any time entitled by reason of a contractual right to recover from a Third Party any amount in respect of any matter giving rise to Damages, the Indemnified Party shall [***]; provided, further, for the avoidance of doubt, that the foregoing shall not limit an Indemnified Party’s ability to recover Damages pursuant to this ARTICLE 11 (Indemnification; Remedies). In any case where an Indemnified Party recovers from Third Parties any amount in respect of a matter with respect to which an Indemnifying Party has indemnified it pursuant to this ARTICLE 11 (Indemnification; Remedies), such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.

(b) Any indemnification payment under this Agreement shall be treated as an adjustment to the Upfront Fee for Tax purposes, unless otherwise required by applicable Law.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(c) [***]

(d) Except for Fraud and except for injunctive relief (including, but not limited to, specific performance), if the Closing occurs, this ARTICLE 11 (Indemnification; Remedies) shall be the sole and exclusive remedy with respect to any and all rights, claims and causes of action that may be based upon, arise out of or relate (directly or indirectly) to the subject matter of this Agreement, the Other Transaction Documents, the negotiation, execution or performance of this Agreement or the Other Transaction Documents or the transactions contemplated thereby. Each Party hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (other than the right to seek injunctive relief, including specific performance) such Party or any other Buyer Indemnified Party or Seller Indemnified Party, as applicable, may have against the other Party in law or equity except such rights, claims and causes of action based upon such Party’s right to indemnification under this Agreement. Without limiting the foregoing, the Parties hereby irrevocably waive any right to rescission they may otherwise have or to which they may become entitled. The limitations on liability contained in Section 11.4 (Limitations on Amount) of this Agreement shall not apply to Damages resulting from Fraud.

ARTICLE 12

TERM AND TERMINATION

12.1 Termination Prior to Closing. This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time prior to the Closing:

(a) by mutual consent of Seller Parties and Buyer;

(b) by either Seller Parties or Buyer if the Closing shall not have occurred by [***] (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 12.1(b) (Termination Prior to Closing) shall not be available (i) to any Party whose action or failure to fulfill any obligation under this Agreement has been a principal cause of, or resulted in, the failure of the Parties to consummate the Closing by such date or (ii) to any Party during the pendency of a legal Proceeding by the other Party for specific performance of this Agreement;

(c) by either Seller Parties or Buyer if a Governmental Body shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order or other action shall have become final and non-appealable; provided, that no Party may rely upon this Section 12.1(c) (Termination Prior to Closing) to terminate this Agreement if such Party shall have failed to use its commercially reasonable efforts to prevent the entry of such Order or the taking of such action; or

(d) by either Seller Parties or Buyer if the other Party shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other obligations contained in this Agreement, and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 10.1 (Buyer’s Obligation to Close) or Section 10.2 (Seller Parties’ Obligation to Close), as applicable, and (ii) (A) is not cured within [***] after written notice thereof from the non- breaching Party or (B) is incapable of being cured by the Outside Date by the breaching Party; provided, that the right to terminate this Agreement under this Section 12.1(d) (Termination Prior to Closing) shall not be available to any Party if such Party is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement which would give rise to a failure of a condition set forth in Section 10.1 (Buyer’s Obligation to Close) or Section 10.2 (Seller Parties’ Obligation to Close), as applicable.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

12.2 Effect of Termination and Abandonment. In the event of termination and abandonment of this Agreement pursuant to Section 12.1(b) (Termination Prior to Closing), (c) (Termination Prior to Closing) or (d) (Termination Prior to Closing), written notice thereof shall forthwith be given to the other Party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the Parties.

12.3 Return of Confidential Information. Except to the extent otherwise required by applicable Law, upon termination of this Agreement, each Party shall promptly return to the other Party, delete or destroy all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided, that such Party may keep copies of such materials in order to satisfy regulatory requirements or obligations under applicable Law or for archival purposes only. Each Party’s obligations under ARTICLE 5 (Confidentiality) shall terminate on the date that is [***] after the effective date of termination of this Agreement.

12.4 Survival. In the event that this Agreement shall be terminated pursuant to this ARTICLE 12 (Term and Termination), all further obligations of the Parties under this Agreement (other than the obligations of the Parties contained in [***], together with all provisions that, by their plain meaning, are intended to survive) shall be terminated without further liability of any Party to the other.

ARTICLE 13

GENERAL PROVISIONS

13.1 Expenses. Except as otherwise expressly provided in this Agreement (including Section 9.5 (Antitrust Matters)), each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

13.2 Notices. All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be deemed to have been sufficiently given for all purposes upon delivery after being mailed (a) by first class certified or registered mail, postage prepaid, (b) the next Business Day after being sent by internationally recognized overnight courier for next Business Day delivery with proof of delivery to the recipient received by the courier in the form of a signature of recipient, or (c) when personally delivered.

If to Buyer:	Dermavant Sciences GmbH Viaduktstrasse 8 4051 Basel, Switzerland [***]

with a copy to (which shall not constitute notice):	Dermavant Sciences, Inc. 2398 East Camelback Road, Suite 1060 Phoenix, AZ 85016
[***]

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

If to Seller Parties:	Glaxo Group Limited 980 Great West Road Brentford Middlesex TW8 9GS England [***]

and

GlaxoSmithKline Intellectual Property Development Ltd. 980 Great West Road Brentford Middlesex TW8 9GS England [***]

with a copy to (which shall not constitute notice):	GlaxoSmithKline, LLC 1250 S. Collegeville Road Collegeville, PA 19426, United States
[***]

13.3 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. Further, the Parties agree

(a) the intellectual property rights granted hereunder by each Party are personal to, and non-delegable by, Buyer and (b) that Buyer, as Buyer of rights and licenses under this Agreement, will retain and may fully exercise all of its rights and elections to the extent permitted under applicable Laws, including the Bankruptcy Code.

13.4 Further Assurances. Subject to Section 9.11(b) (Asset Transfer Plan), the Parties agree to furnish upon request to each other such further information, to execute and deliver to each other such other documents, and to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. Subject to Section 9.11(b) (Asset Transfer Plan), if, after completion of the technology transfer set forth in Sections 1-3 of the Asset Transfer Plan, Buyer identifies any property, right or asset (other than any property, right or asset included with the Excluded Assets) that has not, and should have been, transferred to the Buyer pursuant to this Agreement, Seller Parties shall transfer (or procure the transfer of) such property, right or asset (and any related liability which is an Assumed Liability) to Buyer as soon as practicable and at no cost to Buyer. If following Closing, any property, right or asset (other than any property, right or asset expressly included in the Transferred Assets) is found to have, and should not have been, transferred to Buyer, Buyer shall transfer (or procure the transfer of) such property, right or asset to Seller Parties as soon as practicable and at no cost to Seller Parties. For clarity, to the extent that the Asset Transfer Plan sets forth the manner of transferring specified assets, then the provisions of the Asset Transfer Plan shall apply.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

13.5 Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law: (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by a Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on a Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.6 Entire Agreement and Modification. Except for the Confidentiality Agreement, which remains in full force and effect in accordance with Section 5.1(b) (Confidential Information), this Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement, including the Other Transaction Documents, Exhibits and Schedules, including the Disclosure Schedule) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended or modified except by a written agreement duly executed by each of the Parties hereto.

13.7 Assignments, Successors and No Third-Party Rights. No Party may assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party, and any purported assignment without a consent shall be void. Buyer may, without Seller Parties’ consent, (a) at any time, sell, assign, contribute or otherwise transfer this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate, (b) following the Closing, assign all or any part of its rights or obligations hereunder to any Person (whether or not an Affiliate of Buyer) in connection with a merger or consolidation of Buyer or the sale of all or substantially all of Buyer’s business or assets and (c) grant or permit any Encumbrance or assignment to any Person (whether or not an Affiliate of Buyer) in connection with a financing for Buyer (or an Affiliate of Buyer to which any rights under this Agreement have been assigned or sublicensed) from time to time, in each case of clauses (a), (b) or (c) above, without Buyer being relieved of any of its obligations hereunder. Subject to the preceding sentences, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement (except, under ARTICLE 11 (Indemnification; Remedies), the other Buyer Indemnified Parties and Seller Indemnified Parties) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Except as set forth in ARTICLE 11 (Indemnification; Remedies), this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and permitted assigns.

13.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.9 Interpretation. Articles, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Disclosure Schedule and the Exhibits and Schedules hereto shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

of any fact or item in the Disclosure Schedule referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement; provided, that the applicability of such disclosure to any other section of this Agreement is reasonably apparent on the face of the disclosure. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Disclosure Schedule is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Disclosure Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Disclosure Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Disclosure Schedule is or is not in the ordinary course of business for purposes of this Agreement. All references to “hereof,” “hereto” and “hereunder” shall refer to this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. All currency amounts referred to in this Agreement are in Pounds Sterling unless otherwise specified. Unless otherwise expressly provided, the word “including” shall mean “including without limitation.” This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

13.10 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.11 Governing Law. This Agreement and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all claims or causes of action (whether in contract, in tort, at law, or otherwise) that may be based upon, arise out of, or relate to this Agreement or the transactions contemplated hereby (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter this Agreement), shall be exclusively governed by, and construed in accordance with, the Laws of the State of Delaware regardless of Laws that might otherwise govern under any applicable conflict of laws principles.

13.12 Dispute Resolution.

(a) The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. Subject to Section 13.12(i) (Dispute Resolution), in the event the Parties cannot resolve such dispute, controversy or claim within a period of [***] of the transmittal of a Notice of Dispute(s) by either party, then the matter shall be referred to designated senior executives of the Parties for resolution by the sending of a Notice of Dispute(s) for Executive Resolution. The designated senior executives shall endeavor to meet in person within [***] following transmittal of the Notice of Dispute(s) for Executive Resolution. The initial designated senior executives shall be [***] of Dermavant Sciences, Inc. (or his or her designee), and [***] of GSK (or her duly appointed successor). Each Party shall be entitled to name substitute senior executives upon written notice to the other Party.

(b) Except as expressly set forth in Section 13.12(i) (Dispute Resolution), if, after going through this procedure, the Parties do not fully settle within [***] of the transmittal of the Notice of Dispute(s) for Executive Resolution, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an Excluded Claim shall be finally resolved by binding arbitration administered by [***] pursuant to [***] then in effect (the “[***]”).

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(c) The arbitration shall be conducted by a panel of three (3) neutral arbitrators experienced in the pharmaceutical business, none of whom shall be a current or former employee or director, or a current stockholder, of either Party or any of their respective Affiliates or sublicensees: within [***] after initiation of arbitration, each Party shall select one (1) person to act as arbitrator and the two (2) Party- selected arbitrators shall select a third (3rd) arbitrator within [***] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third (3rd) arbitrator, the third (3rd) arbitrator shall be appointed by [***]. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English. Within [***] after selection of the third arbitrator, the arbitrators shall conduct the Preliminary Conference (as defined in the [***]). In addressing any of the subjects within the scope of the Preliminary Conference, the arbitrators shall take into account both the desirability of making discovery efficient and cost-effective and the needs of the Parties for an understanding of any legitimate issue raised in the arbitration. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.

(d) Either Party may apply to the arbitrators for injunctive relief to prevent breaches by the other Party of this Agreement and to enforce specifically the terms and provisions hereof. Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. The arbitrators’ authority to award punitive or any other type of Damages not measured by a Party’s compensatory Damages shall be subject to the limitations set forth in Section 13.17 (No Consequential Damages). Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(e) Except to the extent necessary to confirm or enforce an award or as may be required by law, neither Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of the other Party.

(f) No arbitration may be commenced after the date when a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

(g) The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitral tribunal or a court determines that such payments are not due.

(h) As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim that concerns (i) the construction, scope, validity, enforceability, inventorship or infringement of a Patent, patent application, trademark or copyright or (ii) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

(i) Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patents or other intellectual property rights, and no such claim shall be subject to arbitration pursuant to subsections (b) and (c) of this Section 13.2 (Notices).

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

13.13 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Parties in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Buyer, on the one hand, and Seller Parties, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction and that this shall include the right of Seller Parties to cause Buyer, on the one hand, and the right of Buyer to cause Seller Parties, on the other hand, to fully perform the terms of this Agreement to the fullest extent permissible pursuant to this Agreement and applicable Law and to thereafter cause this Agreement and the transactions contemplated hereby to be consummated on the terms and subject to the conditions thereto set forth in this Agreement. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise. Each of the Parties hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

13.14 Non-Recourse.

(a) Except to the extent a named Party to this Agreement (and then only to the extent of the specific obligations undertaken by such named Party in this Agreement), no individual who is a past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, or other representative of any Party hereto shall have any liability in such Person’s individual capacity (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity Party against its owners or Affiliates) for any obligations or liabilities of any Party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to have been made in connection herewith.

(b) The provisions of this Section 13.14 (Non-Recourse) are intended to be for the benefit of, and enforceable by, the individuals who are past, present or future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, and other representatives of the Parties hereto, and each such Person shall be a Third Party beneficiary of this Section 13.14 (Non-Recourse).

13.15 Relationship. It is understood and agreed that nothing in this Agreement shall be construed as authorization for any Party to act as agent for the other Parties. Nothing in this Agreement shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees for any purpose.

13.16 Execution of Agreement; Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of executed signature pages by facsimile transmission or by email transmission in portable document format (PDF), or similar format, shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the Parties transmitted by facsimile or by email in portable document format (PDF), or similar format, shall be deemed to be their original signatures for all purposes.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

13.17 [***]

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first written above.

DERMAVANT SCIENCES GMBH

By:	/s/ Sascha Bucher
Name: [***]
Title: [***]

[Signature Page to Asset Purchase Agreement]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

GLAXO GROUP LIMITED

By: [***]	[illegible]
Name: [***]	Authorized Signatory
Title: [***]	For and on behalf of
The Wellcome Foundation Limited
Corporate Director
GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LTD.

By: [***]	[illegible]
Name: [***]	Authorized Signatory
Title: [***]	For and on behalf of
The Wellcome Foundation Limited
Corporate Director

[Signature Page to Asset Purchase Agreement]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Exhibit A

Assignment and Assumption Agreement

See attached.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made as of this [***] day of [***], by and among Glaxo Group Limited, a company incorporated under the laws of England and Wales (“GGL”), GlaxoSmithKline Intellectual Property Development Ltd., a company incorporated under the laws of England and Wales (“GIPD”, and together with GGL, “Seller Parties”), and Dermavant Sciences GmbH, a company incorporated under the laws of Switzerland (“Buyer”). Seller Parties and Buyer may each be referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Seller Parties and Buyer have entered into that certain Asset Purchase Agreement, dated as of July 10, 2018 (the “Purchase Agreement”); and

WHEREAS, pursuant to the Purchase Agreement, Seller Parties have agreed to sell, convey, assign, transfer and deliver the Transferred Assets and transfer the Assumed Liabilities to Buyer, and Buyer has agreed to purchase and acquire the Transferred Assets and assume, pay, perform and discharge when due, the Assumed Liabilities.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth and set forth in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.

Conveyance and Acceptance. Upon the terms and subject to the conditions of the Purchase Agreement, Seller Parties hereby sell, convey, assign, transfer and deliver to Buyer all of Seller Parties’ right, title and interest in and to the Transferred Assets, and Buyer hereby purchases and acquires the Transferred Assets, in each case, free and clear of all Encumbrances (other than the Permitted Encumbrances).

2.

Assumption of Assumed Liabilities. Upon the terms and subject to the conditions of the Purchase Agreement, Seller Parties hereby transfer to Buyer the Assumed Liabilities and Buyer agrees to assume, pay, perform and discharge when due, the Assumed Liabilities.

3.

Purchase Agreement Controls. Notwithstanding any other provision of this Agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, or any of the obligations of Buyer or Seller Parties set forth in the Purchase Agreement. This Agreement is subject to and governed entirely in accordance with the terms and conditions of the Purchase Agreement. Nothing contained herein is intended to modify or supersede any of the provisions of the Purchase Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

4.	Incorporation by Reference. Article 13 (General Provisions) of the Purchase Agreement is hereby incorporated by reference into this Agreement, mutatis mutandis.

[Signature page follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

2

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement, as of the day and year first above written.

GLAXO GROUP LIMITED

By:
Name:
Title:

GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LTD.

By:
Name:
Title:

DERMAVANT SCIENCES GMBH

By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Exhibit B

Clinical Manufacturing and Supply Agreement

See attached.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CONFIDENTIAL

SCHEDULE 1

PRODUCTS AND PRICES

PART A: THE PRODUCTS

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CONFIDENTIAL

PART B: PRICES

Existing Clinical API, Existing Clinical Products and Existing Clinical Placebo:

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CONFIDENTIAL

[***]

New Clinical API:

The Price for New Clinical API Manufactured under this Agreement shall be determined as follows:

[***]

Schedule

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CONFIDENTIAL

SCHEDULE 2

SCOPE OF WORK FOR DEVELOPMENT SERVICES

Each Scope of Work describes the activities and deliverables contemplated by the Parties for the applicable Development Services, together with the non-binding timeline for the performance or delivery of those Development Services.

1.	General assumptions

In addition to any specific assumptions set forth in a Scope of Work for the applicable Services, the following assumptions apply generally to all Development Services undertaken pursuant to or in connection with such Scope of Work:

1.1

Where applicable, GSK or its Affiliate will perform the Development Services set forth in a Scope of Work in accordance with, and subject to, the GSK Group’s policies and standard operating procedures and Applicable Law.

1.2

The Price payable by the Purchaser under a Scope of Work includes [***] Unless otherwise provided in a Scope of Work, Development Services shall be charged at the defined FTE Rate set forth in Schedule 4 (Fees) together with all of GSK’s direct costs and expenses for such Development Services and, if applicable, a management fee. Any Manufacturing required to support Development Services under a Scope of Work will be charged at an agreed per batch cost as set forth in the applicable Scope of Work.

1.3

Following the performance of the Development Services by GSK, GSK or its Affiliates shall invoice the Purchaser in accordance with Clause 12 (Invoice and Payment) and notify the Purchaser in writing of the completion of the relevant Development Service. The Purchaser must notify GSK of its approval of such Development Service and any related deliverables in writing within [***] of receipt of the notification of completion of such Development Service. GSK shall not be obliged to proceed with any activities for subsequent Development Services (if any) prior to receiving in writing the Purchaser’s approval and acceptance of each preceding Development Service and related deliverables (if any), unless otherwise agreed between the Parties.

1.4

In the event that any dispute or difference arises out of or in connection with the performance of a Development Service under a Scope of Work and the Purchaser does not give its acceptance in respect of a Development Service and any related deliverables in accordance with paragraph 1.3 above (a “Service Dispute”), each Party shall use its reasonable endeavours to resolve any such Service Dispute by prompt discussion in good faith at a managerial level appropriate to the Service Dispute in question. This procedure shall be invoked by either Party giving notice to the other setting out the issues in the Service Dispute and referring to this paragraph and, unless the Parties agree otherwise, shall be treated as having been exhausted if the Service Dispute has not been resolved within [***] after the giving of the notice. If the Service Dispute is treated as having been exhausted, GSK may terminate the relevant Scope of Work with immediate effect.

Schedule

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

1.5

Neither GSK nor any of its Affiliates shall support any development work or undertake any capital expenditure in respect of the performance of the Development Services or the Manufacture of the Products under this Agreement. If any capital expenditure is identified during the Term as being required in respect of the Development Services or the Products, the Parties shall discuss and agree in writing what is required and the expenditure shall be borne by the Purchaser. In the event that the Purchaser fails to pay any sum in respect of capital expenditure for which it is to bear the cost pursuant to this paragraph 1.5, neither GSK nor its Affiliates shall bear any liability under this Agreement for any breach of its terms resulting from any failure to undertake, or delay in undertaking, such capital expenditure or any consequential failure to Manufacture (or delay in Manufacturing) the Products pursuant to this Agreement.

Schedule

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Form of Scope of Work—Development Services

The Purchaser’s request is for GSK to (i) [•] and (ii) [•].

The estimated Price (in aggregate) for GSK to complete the performance of these Development Services is [•].

In order to progress with [•], the following activities are to be performed by the Parties:

Service 1: TBD

Target	Start
Target Completion

Assumptions

Activities	Goal:

GSK responsibilities:

Purchaser responsibilities:

•

Deliverables	•

Estimated Price	•

Service 2: TBD

Target	Start Target
Completion

Assumptions

Activities	Goal:

GSK responsibilities:

Purchaser responsibilities:

•

Deliverables	•

Estimated Price	•

Schedule

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

SCHEDULE 3

TOLL MANUFACTURE PROVISIONS

1.	SUPPLEMENTARY PROVISIONS IN RELATION TO TOLL MANUFACTURE OF NEW CLINICAL PRODUCTS

Save to the extent expressly amended or disapplied by virtue of this Schedule 3 (Toll Manufacture Provisions), all other terms and conditions of this Agreement apply. In this Schedule 3 (Toll Manufacture Provisions), unless otherwise specified, any reference to a paragraph is to a paragraph of this Schedule 3 (Toll Manufacture Provisions).

2.	USE OF TOLL MATERIALS

2.1

Title to the Toll Materials, that part of any work-in-progress containing the Toll Materials (“WIP”) and that part of New Clinical Products containing the Toll Materials shall at all times remain with and vest in the Purchaser. GSK or the Nominated Supplier shall use such Toll Materials, WIP and New Clinical Products solely for the purposes of this Agreement.

2.2

The risk in (but not title to) the Toll Materials shall pass to GSK on Delivery to GSK (or the Nominated Supplier) (or shall remain with GSK in respect of Toll Materials that the Parties agree shall be left in GSK’s possession in consignment).

2.3

The Toll Materials, WIP and New Clinical Products shall at all times be stored separately from (but may be stored in the same warehouse or other facility as) other goods and merchandise in the possession of GSK or the Nominated Supplier and the containers holding the Toll Materials, WIP and New Clinical Products shall be clearly marked in such a way as to identify that they are owned by the Purchaser or for use only for the Purchaser.

3.	LOSS AND RECONCILIATION OF TOLL MATERIALS

3.1

The Parties agree that the Expected Loss in respect of each New Clinical Product shall be [***]. The Expected Losses identify in percentage terms the proportion of each Toll Material reasonably expected to be lost in the Manufacture of the relevant New Clinical Product(s), including in the event of a batch rejection. The Expected Losses take into account GSK’s and the Nominated Supplier’s requirements to retain samples of the Toll Materials and/or New Clinical Products in accordance with Applicable Law. The Expected Losses shall be applicable throughout the Term unless otherwise mutually agreed by the Parties.

3.2

GSK shall report quarterly to the Purchaser and/or its Affiliate on the usage of each Toll Material it achieves, in order for the Parties to calculate the actual usage achieved by GSK and the Nominated Supplier, and for this purpose shall provide to the Purchaser by the end of the month following each Calendar Quarter Day and the date of termination or expiry of this Agreement a reconciliation report (in respect of the previous Calendar Quarter or period and Reporting Year to date) in such format as the Parties may agree showing:

(A)	the opening quantities of each Toll Material held by GSK or the Nominated Supplier at the start of the Calendar Quarter;

Schedule

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(B)	the receipts of each Toll Material from the Purchaser (or its Affiliate) during that Calendar Quarter;

(C)

the actual usage of each Toll Material during that Calendar Quarter and during that Reporting Year through the end of such Calendar Quarter in the Manufacture of New Clinical Products and the quantities of New Clinical Products Manufactured; and

(D)

the stock of each Toll Material and related WIP and New Clinical Products containing the same, held by GSK or the Nominated Supplier remaining unprocessed or not yet Delivered to the Purchaser or its Affiliate at the end of such Calendar Quarter;

provided that the first such report in respect of each New Clinical Product shall relate to the period commencing on the Effective Date and ending on the first Calendar Quarter Day falling at least one (1) month after the Effective Date.

3.3

On the last Business Day of the month following the end of each Reporting Year during the Term (including following the final Reporting Year of the Term), the Parties shall calculate the Reconciliation Value for the Reporting Year just ended as follows:

[***]

3.4	If the Reconciliation Value is positive, GSK shall reimburse the Purchaser (or its Affiliate) for such Reconciliation Value.

3.5

If the Reconciliation Value is negative, such Reconciliation Value shall be carried forward to the next Reporting Year and used in calculating the subsequent Reconciliation Value in accordance with the formula set forth at paragraph 3.3.

3.6

For the purposes of the calculation in paragraph 3.3, the loss of any of the Toll Materials that are Defective (other than as a result of any negligent act or omission of GSK or its Affiliates following Delivery of such Toll Materials) or written off pursuant to Clause 18 (Write Off Costs) and paragraph 5 (Supplementary Write Off Provisions) shall be disregarded.

Schedule

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

3.7

The provisions of Clause 11.8 shall apply mutatis mutandis in the event of any dispute in respect of the calculation of any Reconciliation Value under this paragraph 3 (Loss and Reconciliation of Toll Materials).

4.	REQUIREMENTS FOR TOLL MATERIALS

4.1

On the [***] of each calendar month (or on such other Business Day during each month as may be agreed), GSK shall notify the Purchaser of its requirements for Toll Materials based on the Forecast Schedule and the applicable Lead Time for the relevant New Clinical Product.

4.2

GSK shall be released of its obligations to supply the relevant New Clinical Product to the Purchaser to the extent that the quantity of Toll Materials in its possession is not sufficient to Manufacture such New Clinical Product (other than as a result of GSK’s failure to comply with its obligations in respect of any agreed Manufacture of New Clinical API or due to a Defect in Purchased Clinical API or Maintained Excess Clinical API).

5.	SUPPLEMENTARY WRITE OFF PROVISIONS

For the avoidance of doubt, in determining any sum to be reimbursed by the Purchaser (or its Affiliate) to the GSK Group pursuant to Clause 18 (Write Off Costs), the cost to the GSK Group of any Toll Materials required to be written off shall be [***].

Schedule

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

SCHEDULE 4

FEES

[***]

Schedule

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CONFIDENTIAL

Exhibit C

IND Transfer Letters

See attached.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CONFIDENTIAL

XXXX xx, 2018

Kendall Marcus, M.D., Director

Division of Dermatology and Dental

Products Center for Drug Evaluation and

Research Food and Drug Administration

5901-B Ammendale

Road Beltsville, MD

20705-1266

Re:	[***][***] [***] tapinarof cream General
Correspondence: Other – Change in IND Sponsor Serial
No.: XXXX
Sequence No.:
XXXX

Dear Dr. Marcus:

Reference is made to our Investigational New Drug application (IND [***]) for [***] ([***]) that is being developed for the treatment of atopic dermatitis and psoriasis and a letter sent to you from GlaxoSmithKline Intellectual Property Development Ltd. d/b/a GlaxoSmithKline, a copy of which is included in this communication.

GlaxoSmithKline is notifying the Agency of the transfer of the above-referenced IND to Dermavant Sciences GmbH, effective XX, 2018.

Dermavant Sciences GmbH has received from GlaxoSmithKline a complete copy of this IND application, and all rights to the application have been transferred from GlaxoSmithKline to Dermavant Sciences GmbH.

This submission is being provided electronically via the Electronic Submission Gateway (ESG).

TECHNICAL DESCRIPTION OF SUBMISSION

The total size of this submission is approximately xxx MB. The transmission method for this submission is through the Electronic Submission Gateway. This submission is virus-free and confirmed via Symantec Endpoint Protection Corporate Edition version [***]; virus definition file [***] The technical point of contact for the submission is [***].

If there are any questions regarding this submission, please contact me by telephone at [###-###- ####] or by secure email at [EMAIL].

Sincerely,

[NAME]

[TITLE]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Trade secret and/or confidential commercial information contained in this submission is exempt from public disclosure to the full extent provided by under law.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CONFIDENTIAL

XXXX xx, 2018

Kendall Marcus, M.D., Director

Division of Dermatology and Dental Products

Center for Drug Evaluation and Research

Food and Drug Administration

5901-B Ammendale Road

Beltsville, MD 20705-1266

Re:	[***][***] [***] tapinarof cream General
Correspondence: Other – Change in IND Sponsor Serial
No.: XXXX
Sequence No.:
XXXX

Dear Dr. Marcus:

Reference is made to our Investigational New Drug application (IND [***]) for tapinarof cream ([***]) that is being developed for the treatment of atopic dermatitis and psoriasis.

GlaxoSmithKline Intellectual Property Development Ltd. d/b/a GlaxoSmithKline is notifying the Agency of the transfer of the above-referenced IND to Dermavant Sciences GmbH, effective XX, 2018.

GlaxoSmithKline has provided a complete copy of this IND application to Dermavant Sciences GmbH, and all rights to the application have been transferred from GlaxoSmithKline to Dermavant Sciences GmbH.

This submission is being provided electronically via the Electronic Submission Gateway (ESG).

TECHNICAL DESCRIPTION OF SUBMISSION

The total size of this submission is approximately xxx MB. The transmission method for this submission is through the Electronic Submission Gateway. This submission is virus-free and confirmed via Symantec Endpoint Protection Corporate Edition version [***]; virus definition file [***]. The technical point of contact for the submission is [***].

If there are any questions regarding this submission, please contact [***] at [***] or me at [***].

Sincerely,

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Trade secret and/or confidential commercial information contained in this submission is exempt from public disclosure to the full extent provided by under law.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CONFIDENTIAL

Exhibit D

Key Commercial Manufacturing and Supply Agreement Terms

See attached.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CONFIDENTIAL

Key Terms of the Commercial Manufacturing and Supply Agreement

Within [***] following the closing of the transactions contemplated under the Purchase Agreement, Purchaser and GSK will execute an agreement (the “Commercial Supply Agreement”) regarding (i) development services required to prepare for the manufacture and supply of API and product at a commercial scale in a commercial manufacturing facility, (ii) the manufacture by GSK of API for use in the manufacture of commercial product and the purchase by Purchaser of such API and (iii) the toll manufacture by GSK of commercial product using such API. No legally binding obligations shall be created in relation to such matters until the execution of a definitive Commercial Supply Agreement.

The key terms to be reflected in the Commercial Supply Agreement will include:

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

1

CONFIDENTIAL

[***]

Schedule

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Exhibit E

Patent Assignment Agreement

See attached.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

PATENT ASSIGNMENT AGREEMENT

This Patent Assignment Agreement (this “Assignment of Patents”) is entered this [•] day of July, 2018, by and among Glaxo Group Limited, a company incorporated under the laws of England and Wales (“GGL”), GlaxoSmithKline Intellectual Property Development Ltd., a company incorporated under the laws of England and Wales (“GIPD,” and together with GGL, “Assignors”), and Dermavant Sciences GmbH, a company incorporated under the laws of Switzerland (“Assignee”) (each, a “Party” and collectively, the “Parties”).

WHEREAS, Assignors and Assignee are parties to that certain Asset Purchase Agreement dated as of July 10, 2018 (the “Purchase Agreement”), pursuant to which Assignee has agreed to purchase and acquire certain assets of Assignors, and Assignors have agreed to cause the same to be sold, conveyed, assigned, transferred and delivered to Assignee;

WHEREAS, Assignors own all right, title and interest in and to the Patents (as defined in the Purchase Agreement) listed on Schedule A attached hereto; and

WHEREAS, pursuant to the Purchase Agreement, Assignors desire to sell, convey, assign, transfer and deliver to Assignee all of its right, title and interest in and to the Transferred Intellectual Property (as defined below), including the Patents listed on Schedule A attached hereto, and Assignee desires to purchase, take delivery of, acquire and assume from Assignors the same.

NOW, THEREFORE, for the foregoing recited consideration and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Conveyance and Acceptance of the Transferred Intellectual Property. (a) Assignors do hereby sell, convey, deliver, transfer and assign to Assignee all of their right, title and interest in and to (i) all Patents, which means all patents and pending patent applications, including any and all provisional applications, substitutions, continuations, continuations-in-part, renewals, supplementary protection certificates, registrations, extensions, reissues, reexaminations or divisionals listed on Schedule A attached hereto, (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, substitutions, provisionals, converted provisionals, and continued prosecution applications, (iii) any and all patents that have issued or in the future issue from the foregoing patents and patent applications described in clauses (i) and (ii), including utility models, petty patents and design patents and certificates of invention and (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, supplemental examinations, inter partes reviews, post-grant reviews, oppositions and other existing or future post-issuance proceedings, and extensions (including future pending or issued unexpired patent term extension or supplemental protection certificate or equivalent extension right) of the foregoing patents or patent applications described in clauses (i), (ii) and (iii); (v) any and all letters patent in the United States and all foreign countries which may be granted therefore and thereon; and (vi) all rights under the International Convention for the Protection of Industrial Property (collectively, the “Transferred Patents”), in

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

each case (i)-(vi), the same to be held and enjoyed by Assignee for its own use and benefit to the full end of the term for the Transferred Patents that may be granted or extended, as fully and entirely as the same would have been held and enjoyed by Assignors had this assignment not been made, including all benefits, privileges, causes of action and remedies relating to, or otherwise derived from, such Transferred Patents, including the right to any damages accrued for infringement of the Transferred Patents prior to the date of this Assignment of Patents, the right to any extension, supplemental protection certificate or equivalent extension right (including the right to rely upon any activities of Assignors before any regulatory authority for purposes of obtaining any extension, supplemental protection certificate or equivalent extension right), and all goodwill associated with such Transferred Patents (all of the foregoing, including the Transferred Patents, the “Transferred Intellectual Property”); and (b) Assignee accepts such assignment.

2. Recordation. Assignors hereby consent to and authorize the United States Patent and Trademark Office or any other governmental office or agency in each jurisdiction other than the United States to record this Assignment of Patents and to issue any and all Patents or certificates of invention which may be granted upon any of the Transferred Intellectual Property in the name of Assignee, as the assignee to the entire interest therein. Assignee shall have the right to file patent applications included in the Transferred Intellectual Property in any country.

3. Further Acts. Assignors will assist Assignee (at Assignee’s sole cost and expense) in connection with any such recording, shall provide all reasonable coordination, assistance, and cooperation in the preparation, filing, prosecution and maintenance of the Transferred Intellectual Property (as well as any subsequent patent applications prepared by Assignee that claim Transferred Know-How (as defined in the Purchase Agreement)), and shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things necessary or useful for the procurement, maintenance, extension, enforcement and defense of any Transferred Intellectual Property (as well as any subsequent patent applications prepared by Assignee that claim Transferred Know- How (as defined in the Purchase Agreement)), or for any proceeding, including interference and opposition proceedings, in connection with any Transferred Intellectual Property (as well as any subsequent patent applications prepared by Assignee that claim Transferred Know-How (as defined in the Purchase Agreement)) in any country, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as Assignee may reasonably request in order to fulfill the purposes and intent of this Assignment of Patents. Assignors shall promptly forward to Assignee any correspondence or other communication from any patent office or any counsel employed by Assignors in connection with any of the Transferred Intellectual Property.

4. Miscellaneous.

a. Purchase Agreement Controls. Notwithstanding any other provision of this Agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, or any of the obligations of Buyer or Seller Parties set forth in the Purchase Agreement. This Agreement is subject to and governed entirely in accordance with the terms and conditions of the Purchase Agreement. Nothing contained herein is intended to modify or supersede any of the provisions of the Purchase Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

2

b.    Incorporation by Reference. Article 13 (General Provisions) of the Purchase Agreement is hereby incorporated by reference into this Agreement, mutatis mutandis.

[Signature page follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

3

IN WITNESS WHEREOF Assignors and Assignee have executed this Assignment of Patents as of the date first written above.

ASSIGNORS:

GLAXO GROUP LIMITED

By:

Name:

Title:

GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LTD.

By:

Name:

Title:

Acknowledged and Accepted by:

ASSIGNEE:

DERMAVANT SCIENCES GMBH

By:

Name:

Title:

[Signature Page to Assignment of Patents]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CONFIDENTIAL

SCHEDULE A

Patents

[attached]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Exhibit F

Development Plan

See attached.

Tarpon – Asset Purchase Agreement

Strictly Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

CONFIDENTIAL

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.